                                                                   EXHIBIT 10.20

================================================================================

                                  $100,000,000

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 7, 1999

                                     BETWEEN

                               TELCO SYSTEMS, INC.
                           WORLD ACCESS HOLDINGS, INC.

                                       AND

                              BANK OF AMERICA, N.A.
                             AS ADMINISTRATIVE AGENT

                                       AND

                               FLEET NATIONAL BANK
                              AS SYNDICATION AGENT

                                       AND

               BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.
                             AS DOCUMENTATION AGENT

                                       AND

                         BANC OF AMERICA SECURITIES LLC
                    AS LEAD ARRANGER AND BOOK RUNNING MANAGER


================================================================================

                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS

         1.01.    Definitions.....................................................................................1
         1.02.    Accounting and Other Terms.....................................................................25

ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES

         2.01.    The Facility...................................................................................25
         2.02.    Making Advances................................................................................25
         2.03.    Evidence of Indebtedness.......................................................................27
         2.04.    Reduction of Available Commitments.............................................................27
         2.05.    Prepayments....................................................................................29
         2.06.    Mandatory Repayment............................................................................30
         2.07.    Interest.......................................................................................30
         2.08.    Default Interest...............................................................................31
         2.09.    Continuation and Conversion Elections..........................................................31
         2.10.    Fees...........................................................................................32
         2.11.    Funding Losses.................................................................................32
         2.12.    Computations and Manner of Payments............................................................33
         2.13.    Yield Protection...............................................................................34
         2.14.    Use of Proceeds................................................................................36
         2.15.    Collateral and Collateral Call.................................................................36

ARTICLE III.  LETTERS OF CREDIT

         3.01.    Issuance of Letters of Credit..................................................................37
         3.02.    Letters of Credit Fee..........................................................................37
         3.03.    Reimbursement Obligations......................................................................38
         3.04.    Lenders' Obligations...........................................................................39
         3.05.    Administrative Agent's Obligations.............................................................40
         3.06     Reinstatement..................................................................................40
         3.07     Survivability of Provisions....................................................................40

ARTICLE IV. CONDITIONS PRECEDENT

         4.01.    Conditions Precedent to the Initial Advance....................................................41
         4.02.    Conditions Precedent to All Advances...........................................................42

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

         5.01.    Organization and Qualification.................................................................43

         5.02.    Due Authorization; Validity....................................................................44
         5.03.    Conflicting Agreements and Other Matters.......................................................44
         5.04.    Financial Statements...........................................................................44
         5.05.    Litigation.....................................................................................44
         5.06.    Compliance With Laws Regulating the Incurrence of Debt.........................................45
         5.07.    Licenses, Title to Properties, and Related Matters.............................................45
         5.08.    Outstanding Debt and Liens.....................................................................46
         5.09.    ERISA..........................................................................................46
         5.10.    Environmental Laws.............................................................................46
         5.11.    Disclosure.....................................................................................47
         5.12.    Investments; Restricted Subsidiaries...........................................................47
         5.13.    Certain Fees...................................................................................47
         5.14.    Intellectual Property..........................................................................48
         5.16.    Survival of Representations and Warranties, etc................................................48
         5.17.    World Access Charitable Trust Transaction......................................................49

ARTICLE VI.  AFFIRMATIVE COVENANTS

         6.01.    Compliance with Laws and Payment of Debt.......................................................49
         6.02.    Insurance......................................................................................49
         6.03.    Inspection Rights..............................................................................50
         6.04.    Records and Books of Account; Changes in GAAP..................................................50
         6.05.    Reporting Requirements.........................................................................50
         6.06.    Use of Proceeds................................................................................52
         6.07.    Maintenance of Existence and Assets............................................................52
         6.08.    Payment of Taxes...............................................................................53
         6.09.    Indemnity......................................................................................53
         6.10.    Management Fees Paid and Earned................................................................54
         6.11.    Authorizations and Material Agreements.........................................................54
         6.12.    Further Assurances.............................................................................54
         6.13.    Year 2000 Compliance...........................................................................54
         6.14.    Subsidiaries and Other Obligors................................................................55

ARTICLE VII.  NEGATIVE COVENANTS

         7.01.    Financial Covenants............................................................................55
         7.02.    Debt...........................................................................................55
         7.03.    Contingent Liabilities.........................................................................56
         7.04.    Liens..........................................................................................56
         7.05.    Dispositions of Assets.........................................................................56
         7.06.    Distributions and Restricted Payments..........................................................56
         7.07.    Merger; Consolidation..........................................................................57
         7.08.    Business.......................................................................................57

         7.09.    Transactions with Affiliates...................................................................57
         7.10.    Loans and Investments..........................................................................57
         7.11.    Fiscal Year and Accounting Method..............................................................58
         7.12.    Issuance of Partnership Interest and Capital Stock; Amendment of Articles and By-
                  Laws...........................................................................................58
         7.13.    Change of Ownership............................................................................58
         7.14.    Sale and Leaseback.............................................................................58
         7.15.    Compliance with ERISA..........................................................................59
         7.16.    Rate Swap Exposure.............................................................................59
         7.17.    Restricted Subsidiaries and Other Obligors.....................................................59
         7.18.    Limitation on Restrictive Agreements...........................................................59
         7.19.    Amendment of Material Agreements.  ............................................................59

ARTICLE VIII.  EVENTS OF DEFAULT

         8.01.    Events of Default..............................................................................60
         8.02.    Remedies Upon Default..........................................................................63
         8.03.    Cumulative Rights..............................................................................64
         8.04.    Waivers........................................................................................64
         8.05.    Performance by Administrative Agent or any Lender..............................................64
         8.06.    Expenditures...................................................................................65
         8.07.    Control........................................................................................65

ARTICLE IX.  THE ADMINISTRATIVE AGENT

         9.01.    Authorization and Action.......................................................................65
         9.02.    Administrative Agent's Reliance, Etc...........................................................65
         9.03.    Bank of America, N. A. and Affiliates..........................................................66
         9.04.    Lender Credit Decision.........................................................................66
         9.05.    Indemnification by Lenders.....................................................................66
         9.06.    Successor Administrative Agent.................................................................67

ARTICLE X.  MISCELLANEOUS

         10.01.   Amendments and Waivers.........................................................................67
         10.02.   Notices........................................................................................68
         10.03.   Parties in Interest............................................................................70
         10.04.   Assignments and Participations.................................................................70
         10.05.   Sharing of Payments............................................................................71
         10.06.   Right of Set-off...............................................................................71
         10.07.   Costs, Expenses, and Taxes.....................................................................71
         10.08.   Indemnification by the Borrower................................................................72
         10.09.   Rate Provision.................................................................................72

         10.10.   Severability...................................................................................73
         10.11.   Exceptions to Covenants........................................................................73
         10.12.   Counterparts...................................................................................73
         10.13.   GOVERNING LAW; WAIVER OF JURY TRIAL............................................................73
         10.14.   ENTIRE AGREEMENT...............................................................................74
         10.15.   Joint and Several Obligations..................................................................74
         10.16.   No Novation....................................................................................74

                         TABLE OF SCHEDULES AND EXHIBITS

                                    SCHEDULES

  Schedule 1.00      Permitted Dispositions
  Schedule 1.01      Restricted Subsidiaries
  Schedule 5.01      Organization and Qualification
  Schedule 5.01(d)   Stock Options & Warrants Outstanding
  Schedule 5.03      Consents under Material Agreements
  Schedule 5.05      Litigation
  Schedule 5.07      Authorizations
  Schedule 5.08      Debt, Contingent Liabilities and Liens on the Closing Date
  Schedule 5.11      Environmental Liabilities on the Closing Date
  Schedule 5.12      Investments
  Schedule 7.01(d)   Pro Forma Operating Cash Flow
  Schedule 7.03      Subordination Terms
  Schedule 7.10      Other Acquisitions


                     EXHIBITS


  Exhibit A          -       Form of Note
  Exhibit B          -       Assignment and Acceptance
  Exhibit C          -       Form of Pledge and Security Agreement
  Exhibit D          -       Form of Compliance Certificate
  Exhibit E          -       Form of Conversion/Continuation Notice
  Exhibit F          -       Form of Borrowing Notice

                               TELCO SYSTEMS, INC.
                           WORLD ACCESS HOLDINGS, INC.

                                  $100,000,000

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                                         .
         THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 7, 1999 and is between TELCO SYSTEMS, INC. and WORLD ACCESS HOLDINGS, INC. (collectively, the "Borrower"), the Lenders from time to time party hereto (the "Lenders") or to an Assignment and Acceptance, and BANK OF AMERICA, N.A., successor by merger to NationsBank, N.A., a national banking association ("Bank of America"), as a Lender and Administrative Agent (the "Administrative Agent"), FLEET NATIONAL BANK, as Syndication Agent, BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., as Documentation Agent and BANC OF AMERICA SECURITIES LLC as Lead Arranger and Book Running Manager.

                                   BACKGROUND

         WHEREAS, on December 30, 1998, the Borrower, the Administrative Agent and the Lenders entered into that certain credit facility in the original principal amount of $75,000,000, as amended from time to time (the "Original Credit Agreement").

         WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend and restate the Original Credit Agreement to, among other things, increase the facility amount to up to $100,000,000.

                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Administrative Agent" means Bank of America, N. A., successor by merger to NationsBank, N.A., in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 9.06 hereof.

         "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof.


         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person, and with respect to the Borrower, "Affiliate" means a Person that directly or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with the Borrower or any Subsidiary of the Borrower.

         "Agreement" means this Credit Agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

         "Annualized Operating Cash Flow" means, as of any date of determination, (i) for the Borrower and each of its Restricted Subsidiaries other than World Access Telecommunications Group, Inc. the product of two times Operating Cash Flow for the two most recently ended fiscal quarters and (ii) for World Access Telecommunications Group, Inc., the product of four times the Operating Cash Flow for the most recently ended fiscal quarter

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws of Tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 U.S.C. Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, ("Art. 1H"), as amended, if applicable, and if Art. 1H is not applicable,
Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, ("Art. 1D"), as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided however, that the Borrower agrees that the provisions of Chapter 346 of the Texas Finance Code, as amended, shall not apply to Advances hereunder.

         "Applicable Margin" means (i) with respect to the Base Rate Advances under the Facility, 1.250% per annum and (ii) with respect to LIBOR Advances under the Facility, 2.250% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the Administrative Agent from the Borrower of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Total Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the Administrative Agent from the Borrower of a Compliance Certificate, demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or if the Total Leverage Ratio shall at any time be greater than or equal to 2.50 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance Certificate delivered on the Closing Date, provided, further, that if the Borrower fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition until the date which is three Business Days after the Administrative Agent receives financial statements from the Borrower which demonstrate that another Applicable Margin should be applied pursuant to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number.

                                                COLUMN A           COLUMN B
                                                --------           --------

Total Leverage Ratio                            Base Rate          LIBOR
--------------------                            ---------          -----

Greater than or equal to
2.50 to 1.00                                    1.250%             2.250%

Greater than or equal to
2.00 to 1.00 but less than
2.50 to 1.00                                    1.000%             2.000%

Greater than or equal to
1.50 to 1.00 but less than
2.00 to 1.00                                    0.750%             1.750%

Greater than or equal to
1.00 to 1.00 but less than
1.50 to 1.00                                    0.500%             1.500%

Less than                                       0.250%             1.250%
1.00 to 1.00

         "Art. 1H" has the meaning specified in the definition herein of "Applicable Law".

         "Art. 1D" has the meaning specified in the definition herein of "Applicable Law".

         "Asset Sale" means any sale, disposition, liquidation, conveyance or transfer by the Parent, the Borrower, any Restricted Subsidiary or any Unrestricted Subsidiary of any Property (or portion thereof) or an interest other than Permitted Dispositions.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of Exhibit B hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

         "Assignor" has the meaning ascribed thereto in Section 10.04(a) hereof.

         "Auditor" means Ernst & Young LLP, or other independent certified public accountants selected by the Borrower and acceptable to Administrative Agent.

         "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, FCC Licenses.

         "Authorized Officer" means any of the President, Executive Vice President-Chief Financial Officer, Vice President-Chief Accounting Officer, Vice President-Finance, Secretary, Treasurer, or any other officer authorized by the Borrower from time to time of which the Administrative Agent has been notified in writing.

         "Available Commitment" means $100,000,000, as such amount may be reduced from time to time or terminated pursuant to Sections 2.04, 2.06 or 8.02 hereof.

         "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

         "Base Rate Advance" means an Advance bearing interest at the Base Rate.

         "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of the Applicable Margin plus the greater of (i) the sum of Federal Funds Rate in effect from time to time plus .50% and (ii) the rate of interest as then in effect announced publicly by Bank of America, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by Bank of America from time to time). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate to account for such change.

         "Bond Letter of Credit" means the $7,470,934.90 Irrevocable Letter of Credit issued by Bank Austria AG backing payment of the $7,365,000 Forsyth County Development Authority Industrial Development Revenue Bonds (World Access, Inc. Project), Series 1998.

         "Borrower" means, collectively, Telco Systems, Inc. and World Access Holdings, Inc.

         "Borrowing" means a borrowing under the Facility of the same Type made on the same day.

         "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

         "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and, if the applicable day relates to any notice, payment or calculation related to a LIBOR Advance, in London, England.

         "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment and fixed assets, and any deferred costs associated with any of the foregoing.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP, all existing Debt owed to Alcatel USA, as well as an increase of up to $15,000,000 in switches and transmission equipment acquired by the Borrower in a one time transaction from Alcatel USA (regardless of how such switches and transmission equipment are treated under GAAP).

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership and membership interests in limited liability companies.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $250,000,000, which certificates, deposits and accounts mature within one year from the date of investment, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc.

         "Change of Control" means the occurrence of any one or more of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by of means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of World Access, Inc., (ii) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors, (iii) any event which results in World Access, Inc.'s failure to own and control 100% of the Capital Stock of WA Telcom Products Co., Inc. or Telco Systems, Inc., or WA Telcom Products Co., Inc.'s failure to own or control, 100% of the Capital Stock of World Access Holdings, Inc., or Telco Systems,

Inc.'s or World Access Holdings, Inc.'s failure to own and control, directly or indirectly, 100% of the Capital Stock of the Restricted Subsidiaries, (iv) as that term is defined in the World Access Indenture, or (v) as that term is defined in the Series A Certificate of Designation or (vi) as that term is defined in the FaciliCom Indenture; provided, that a "Change of Control" shall not be deemed to have occurred as a result of the issuance of the Series C Preferred or up to 30% of World Access, Inc. Capital Stock as a result of the conversion of the Series C Preferred in accordance with the Series C Certificate of Designation or the appointment of up to 4 directors to the board of directors of World Access, Inc. in connection with the FaciliCom Acquisition.

         "Closing Date" means December 7, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral" means all "collateral" referred to in any Loan Paper and all other property which is or may be subject to a Lien in favor or for the benefit of Administrative Agent on behalf of Lenders or any Lender to secure the Obligations, including, without limitation, "Collateral" as defined in Section 2.15(a) hereof.

         "Commitment Fees" means each of the fees described in Sections 2.10(a) and 2.10(b) hereof.

         "Compliance Certificate" means a certificate of an Authorized Officer of the Borrower acceptable to Administrative Agent, in the form of Exhibit D hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to each of the covenants described in Section 7.01 hereof.

         "Consequential Loss," with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agents' prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or Section 2.09 hereof, or (c) any of the circumstances specified in Section 2.04, Section 2.05 and Section 2.06 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in
Section 2.04, Section 2.05, and Section 2.06 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

         "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Continuing Directors" means the directors of World Access, Inc. on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of World Access, Inc. is recommended by at least 66 2/3% of the then Continuing Directors.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and, in any event, includes accrued Earn-Out Liabilities(in accordance with GAAP), Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

         "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and (d) all obligations of such Person secured by a Lien on any assets or property of any Person.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium or similar Laws, or principles of equity, affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time or happening of any further condition has been satisfied.

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such Person, or (b) any purchase, redemption or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person.

         "Earn-Out Liability" means, with respect to the Borrower and its Restricted Subsidiaries, any unsecured contingent liability of the Borrower or any Restricted Subsidiary of the Borrower incurred in connection with any Permitted Acquisition, which such contingent liability (a) constitutes a portion of the purchase price for the property acquired but is not an amount certain,
(b) is only payable based on the performance of the acquired property and in an amount based only on the performance of the acquired property or (c) is not subject to any acceleration right (other than those rights in existence as of the date hereof). "Earn-Out Liability" does not include shares of the common stock of the Parent already issued and paid into escrow in connection with any Permitted Acquisition.

         "Eligible Assignee" means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States or any state thereof, having total assets in excess of $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the

Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any Subsidiary of the Borrower, or is under common control with the Borrower or any Subsidiary of the Borrower, within the meaning of Section 414(c) of the Code.

         "ERISA Event" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan in a distress situation, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (d) the withdrawal by the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (e) the failure by the Borrower, any Subsidiary of the Borrower or either Parent, or any ERISA Affiliate to make a payment to a Plan required under
Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "Exchange Indenture" means the indenture dated as of December 7, 1999 between World Access, Inc. and First Union National Bank, as trustee, providing for 13 1/4% senior notes due 2008, as modified from time to time.

         "Exchange Notes" means those certain $300,000,000 aggregate principal amount of 13 1/4% senior notes due 2008 issued by World Access, Inc.

         "Event of Default" means any of the events specified in Section 8.01 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "FaciliCom Acquisition" means the acquisition of FaciliCom International, Inc. and the related entities pursuant to that Agreement and Plan of Merger dated as of August 17, 1999 among World Access, Inc., FaciliCom International, Inc., Armstrong International Telecommunications, Inc., Epic Interests, Inc. and BFV Associates, Inc.

         "FaciliCom Indenture" means the indenture dated as of January 28, 1998 between FaciliCom International, Inc. and State Street Bank and Trust Company, as Trustee, providing for the 10 1/2% senior notes due 2008, as amended, restated, supplemented or otherwise modified from time to time.

         "FaciliCom Notes" means those certain $300,000,000 aggregate principal amount of 10 1/2% senior notes due 2008 issued by FaciliCom International, Inc.

         "FaciliCom Unrestricted Subsidiaries" means each of the non-United States organized Subsidiaries acquired in the FaciliCom Acquisition.

         "Facility" means the revolving credit facility made hereunder.

         "FCC" means the Federal Communications Commission and any successor thereto.

         "FCC License" means any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and any other FCC license from time to time necessary or advisable for the operation of the Parent's, the Borrower's or any of their Subsidiaries' business.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means that certain letter agreement addressed to the Borrower and acknowledged by the Borrower, and describing certain fees payable to the Administrative Agent in connection with this Agreement and the Facility, and such other fee letter agreements as may be executed from time to time among the parties hereto, as each may be amended, modified, substituted or replaced by the parties thereto.

         "Fixed Charges" means, for the Parent, the Borrower, and the Restricted Subsidiaries, for the most recently completed four fiscal quarters, the sum of
(a) cash Total Interest Expense paid or accrued, plus (b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise), and accrued Earn-Out Liabilities(in accordance with GAAP) plus (c) cash taxes paid or accrued, plus
(d) Distributions, plus (e) Capital Expenditures.

         "Fixed Charges Coverage Ratio" means the ratio of Operating Cash Flow for the most recently completed four fiscal quarters, to Fixed Charges.

         "Funded Debt" means, without duplication, with respect to any Person, all Debt of such Person, determined on a consolidated basis and measured in accordance with GAAP that is either (a) Debt for Borrowed Money, (b) Debt having a final maturity (or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments are required to be made less than one year after such date, (c) Capital Lease obligations (without duplication), (d) reimbursement obligations relating to letters of credit, without duplication, (e) Contingent Liabilities relating to any of the foregoing (without duplication), (f) Withdrawal Liability, (g) Debt, if any, associated with Interest Hedge Agreements, (h) payments due under Non-Compete Agreements, plus (i) payments due for the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old or by that agreement among the parties are under twelve months old and any thereof that are being contested in good faith).

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "Galaxy Disposition" means the sale by World Access, Inc. to certain management employees of World Access, Inc. of all of the assets of Galaxy Personal Communications, Inc., Galaxy Technical Resources, Inc. and Galaxy Engineering Services, Inc.

         "Guarantors" means the Parent, FaciliCom International, LLC and each of its direct or indirect domestic Subsidiaries, FCI (GP), LLC and each of its direct or indirect domestic Subsidiaries and each Restricted Subsidiary and each other Person from time to time guaranteeing payment of the Obligations to the Administrative Agent and Lenders.

         "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in its Debt).

         "Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation materials, listed in 49 C.F.R. ss. 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Art. lH; or (b) either the annualized ceiling or quarterly ceiling computed pursuant to
 .008 of Art. 1D; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections
 .009(a) and .009(b) of said Art. lD shall control for purposes of such determination, as applicable.

         "Indemnitees" has the meaning ascribed thereto in Section 6.09 hereof.

         "Initial Advance" means the initial Advance made in accordance with the terms hereof, which shall only be after the Borrower has satisfied each of the conditions set forth in Section 4.01 and Section 4.02 hereof (or any such condition shall have been waived by each Lender).

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Coverage Ratio" means as of any date of determination, the ratio of (a) Operating Cash Flow for the most recently completed four fiscal quarters, to (b) Total Interest Expense for the most recently completed four fiscal quarters.

         "Interest Hedge Agreements" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing), as such agreements or arrangements may be modified, supplemented and in effect from time to time, and notwithstanding the above, fixed rate Debt for Borrowed Money shall be deemed an Interest Hedge Agreement.

         "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, two, three or six months thereafter (as the Borrower shall select) provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Interest Reserve Account" means that certain interest reserve account established pursuant to the terms of the FaciliCom Indenture for the purpose of the payment of interest on the FaciliCom Notes.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, entertainment expenses, drawing accounts and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other

Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "Issuing Bank" means Bank Austria AG.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction or decree of any Tribunal.

         "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances.

         "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fees will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

         "Letter of Credit" means collectively those direct pay or standby commercial letters of credit issued pursuant to Article III hereof , the Bond Letter of Credit, and any other letters of credit issued by Bank Austria AG for the account of the Parent, the Borrowers, or the Restricted Subsidiaries.

         "Letter of Credit Commitment" means, on any date of determination, an amount equal to the lesser of (a) $25,000,000 and (b) the Available Commitment minus all outstanding Advances and Letters of Credit.

         "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

         "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

         "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including FCC Licenses.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

         "Loan Papers" means this Agreement; the Notes; Interest Hedge Agreements executed among any Obligor and any Lender or Bank Affiliate; all Pledge Agreements; all Letters of Credit; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof, all collateral assignments or other agreements granting a Lien on any intercompany note, including without limitation, all other documents, instruments, agreements or certificates executed or delivered by the Borrower or any other Obligor, as security for the Borrower's obligations hereunder, in connection with the loans to the Borrower or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

         "Majority Lenders" means any combination of Lenders having at least 66.67% of the aggregate amount of Advances under the Facility; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67% of the Facility.

         "Management Fees" means all fees from time to time directly or indirectly (including any payments made pursuant to guarantees of such fees) paid or payable by the Borrower, the Parent, or any of the Restricted Subsidiaries to any Person for management services for managing any portion of the Borrower's, the Parent's or the Restricted Subsidiaries' business.

         "Material Adverse Change" means any circumstance or event that (a) can reasonably be expected to cause a Default or an Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of the Parent, the Borrower and the Restricted Subsidiaries taken as a whole, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of the Parent, the Borrower and the Restricted Subsidiaries taken as a whole, or (c) in any manner whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Loan Papers.

         "Maturity Date" means December 4, 2000, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and at least one Person other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Proceeds" means the gross proceeds received by the Borrower, the Parent, any Restricted Subsidiary or any FaciliCom Unrestricted Subsidiary in connection with or as a result of any Asset Sale, minus (so long as each of the following are estimated in good faith by the Vice President - Chief Financial Officer of the Borrower, the Parent, such Restricted Subsidiary or the FaciliCom Unrestricted Subsidiaries and certified to the Lenders in reasonable detail by an Authorized Officer) (a) amounts paid or reserved in good faith, if any, for taxes payable with respect to such Asset Sale in an amount equal to the tax liability of the Borrower, the Parent, any Restricted Subsidiary or any FaciliCom Unrestricted Subsidiaries in respect of such sale (taking into account all other tax benefits of each of the parties) and (b) reasonable and customary transaction costs payable by the Borrower, the Parent, any Restricted Subsidiary or any FaciliCom Unrestricted Subsidiaries related to such sale.

         "NewTel Acquisition" means that certain acquisition on terms substantially similar to the draft LLC Unit Purchase Agreement dated November 24, 1999 among World Access, Inc., NewTel LLC and NewTel, Inc.

         "Non-Compete Agreement" means any agreement or related set of agreements under which the Borrower or any Restricted Subsidiary agrees to pay money in one or more installments to one or more Persons in exchange for agreements from such Persons to refrain from competing with the Borrower or such Restricted Subsidiary in a certain line of business in a specific geographical area for a certain time period, or pursuant to which any Person agrees to limit or restrict its right to engage, directly or indirectly, in the same or similar industry for any period of time for any geographic location.

         "Notes" means the promissory notes of the Borrower evidencing the Advances and obligations owing hereunder to each Lender, in substantially the form of Exhibit A hereto, each payable to the order of each Lender, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other Obligor to Lenders, the Issuing Bank, and Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders, the Issuing Bank, and Administrative Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

         "Obligor" means the Borrower, the Parent, the Restricted Subsidiaries and any other Person liable to the Lenders under the Loan Papers.

         "Operating Cash Flow" means, for the Parent, Borrower, the Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries, for any period, determined in accordance with GAAP, the consolidated net income (loss) (including, without limitation, 100% of the net income (loss) of NACT Telecommunications, Inc.) for such period taken as a single accounting period, excluding extraordinary gains and losses, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income: (a) depreciation expense, (b) amortization expense and other non-cash charges reducing income, (c) Total Interest Expense, (d) total cash income tax expense plus (e) extraordinary losses minus (f) extraordinary gains and (g) non cash income; provided, the calculation is made after giving effect to acquisitions and dispositions of assets of the Borrower, any Restricted Subsidiary or the FaciliCom Unrestricted Subsidiaries during such period as if such transactions had occurred on the first day of such period, provided further, that Operating Cash Flow generated from the FaciliCom Acquisition shall be included in the definition of Operating Cash Flow commencing in the fiscal quarter ending December 31, 1999.

         "Operating Leases" means operating leases, as defined in accordance with GAAP.

         "Parent" means collectively, World Access, Inc. and WA Telecom Products Co., Inc.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Permitted Acquisitions" means cash and/or Capital Stock acquisitions made by the Borrower or any Restricted Subsidiary of Capital Stock or assets of Persons engaged in telecommunications equipment manufacturing, long distance and long-haul carrier and related businesses not in excess of $75,000,000 in the aggregate (excluding the FaciliCom Acquisition and the NewTel Acquisition), so long as in each case (a) there exists no Default or Event of Default both before and after giving effect to any such acquisition, (b) such acquired entity becomes a Restricted Subsidiary and executes a Guaranty of the Obligations, or such acquired assets are acquired by a Restricted Subsidiary, (c)(i) in the case of an acquisition of Capital Stock, 100% of the Capital Stock (or 65% of the Capital Stock of any entity organized under the laws of a country other than the United States), and (ii) in all cases, all of the assets of the Person being acquired, are pledged to the Lenders on a first Lien basis, (d) no more than $50,000,000 of the Unused Commitment is used to make such acquisition, and (e) the Borrower provides the Administrative Agent and each Lender with information demonstrating pro forma compliance with the terms of this Agreement through the Maturity Date, after giving effect to such Permitted Acquisition, including, without limitation, each provision of Section 7.01 hereof.

         "Permitted Dispositions" means provided that no Default or Event of Default exists or would result therefrom (i) the sales of receivables by the Borrower for the purpose of factoring not to exceed at any one time $16,000,000,
(ii) the sale by the Borrower of certain real property located in Provo, Utah,
(iii) the sale by the Borrower of the RTP operations in Dallas, Texas, (iv) the sale or issuance of the Capital Stock of any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower, (v) sales in the ordinary course of business, including, without limitation, dispositions of obsolete or useless assets, (vi) sales of "discontinued operations" as defined under GAAP
(x) as described on Schedule 1 hereto ("Schedule 1 Sales") and (y) which are not described on Schedule 1 by the Parent, the Borrower or their Subsidiaries, the Net Proceeds of which are not in excess of $25,000,000 in the aggregate throughout the term of this Agreement ("Other Sales"); provided that if the aggregate amount of Net Proceeds of Schedule 1 Sales are greater than $25,000,000, the amount of Net Proceeds from Other Sales characterized as "Permitted Dispositions" hereunder shall be reduced by the amount by which Net Proceeds of Schedule 1 Sales exceeds $25,000,000; (vii) the Galaxy Disposition,
(viii) the Restor Disposition and (ix) the sale or disposition of the capital stock of Ciena Corporation pursuant to the World Access Charitable Trust Transaction.; provided, that the aggregate principal amount of all Permitted Dispositions pursuant to (vi) above shall not exceed $50,000,000 during the term of this Agreement.

         "Permitted Liens" means

                  (a)      those imposed by the Loan Papers;

                  (b) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

                  (c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;

                  (d) mechanics', workers', carriers, warehousemen's, materialmen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

                  (e) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or any Restricted Subsidiary;

                  (f) Liens or attachments, judgments or awards against the Borrower with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, and which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or any Restricted Subsidiary; and

                  (g) Liens in existence on the Closing Date and described on Schedule 5.08 hereto; and

                  (h) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Borrower; and

                  (i) Lien on Provo Utah property securing Debt For Borrowed Money in an aggregate principal amount not exceeding $5,000,000.

         "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization and government, or any department, agency or political subdivision thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means each Security Agreement and each Pledge and Security Agreement, whereby the Pledged Interests are pledged to Administrative Agent and a security interest is granted in the assets of the Borrower and Restricted Subsidiaries to secure the Obligations, each substantially in the form of Exhibit C hereto, as each such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

         "Pledged Interests" means (a) a first perfected security interest in 100% of the Capital Stock of the Borrower and WA Telecom Products Co., Inc.; (b) a first perfected security interest in 100% of the Capital Stock of each Restricted Subsidiary, if any, now existing or hereafter formed or acquired; and
(c) a first perfected security interest in 65% of the Capital Stock of each Unrestricted Subsidiary, if any, now existing or hereafter formed or acquired.

         "Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

         "Property" means all types of real, personal, tangible, intangible or mixed property, whether owned in fee simple or leased.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on December 31, 1998.

         "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

         "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any performance thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Regulatory Change" means any change after the date hereof in federal, state or foreign Laws (including, the introduction of any new Law) or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender, excluding, however, any such change which results in an adjustment of the LIBOR Reserve Percentage and the effect of which is reflected in a change in the LIBOR Rate as provided in the definition of such term.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement under Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard under Section 412 of the Code and under Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Restor Disposition" means the disposition of Restor Telephone Products, a division of WA Telcom Products Co., Inc. to GTE for aggregate cash consideration not in excess of $2,375,000.

         "Restricted Payments" means (a) any direct or indirect distribution, Distribution or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, the Borrower, the Parent or any Restricted Subsidiary; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Funded Debt of the Borrower, the Parent or any Restricted Subsidiary (excluding the Obligations); (c) any Management Fee or any interest thereon, payable by the Borrower, the Parent, or any Restricted Subsidiary to any Affiliate of the Borrower or Parent or to any other Person; (d) any administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by the Borrower, the Parent or any Restricted Subsidiary to any Affiliate of Parent or the Borrower or to any other Person, but not including fees for investment banking or accounting services or other similar kinds of consulting fees in the ordinary course of business; (e) any payments of any amounts owing under any Non-Compete Agreements; and (f) fees, loans or other payments or advances by the Borrower, the Parent or any Restricted Subsidiary to any Unrestricted Subsidiary or any other Affiliate of the Parent or the Borrower.

         "Restricted Subsidiaries" means all of the direct or indirect Subsidiaries of the Parent and the Borrower and of their Restricted Subsidiaries, including without limitation, those described on

Schedule 1.01 attached hereto as well as any Unrestricted Subsidiary designated in writing as a Restricted Subsidiary by Borrower from time to time; and "Restricted Subsidiary" means any one of them, as applicable in the context.

         "Rights" means rights, remedies, powers, and privileges.

         "Series A Certificate of Designation" means that certain Certificate of Designation of 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A, of World Access, Inc., executed by it and filed with Secretary of State of the State of Delaware.

         "Series A Preferred" means 70,000 shares of that 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A, par value $.01 per share, designated in the Series A Certificate of Designation and issued by World Access, Inc. pursuant to the Stock Purchase Agreement (as that term is defined in the Series A Certificate of Designation).

         "Series B Certificate of Designation" means that certain Certificate of Designation of 4.25% Cumulative Junior Convertible Preferred Stock, Series B, of World Access, Inc., executed by it and filed with Secretary of State of the State of Delaware.

         "Series B Preferred" means 23,174 shares of that 4.25% Cumulative Junior Convertible Preferred Stock, Series B, par value $.01 per share, designated in the Series B Certificate of Designation and issued by World Access, Inc. pursuant to the Purchase Agreement (as that term is defined in the Series B Certificate of Designation).

         "Series C Certificate of Designation" means that certain Certificate of Designation of Convertible Preferred Stock, Series C, of World Access, Inc., to be executed by it and filed with Secretary of State of the State of Delaware.

         "Series C Preferred" means 380,000 shares of that Convertible Preferred Stock, Series C, par value $.01 per share, designated in the Series C Certificate of Designation and issued by World Access, Inc. pursuant to the Merger Agreement (as that term is defined in the Series C Certificate of Designation).

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of the Borrower or any ERISA Affiliate.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by Administrative Agent from time to time.

         "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance, or amendment to this Agreement.

         "Subordinated Debt" means subordinated indebtedness of the Borrower incurred in accordance with the terms of Section 7.02(e)(ii) hereof.

         "Subordinated Notes" means the $115,000,000 4.5% Convertible Subordinated Notes due 2002.

         "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of:

                  (a) the outstanding Capital Stock having voting power to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c)      the beneficial interest of such trust or estate,

         is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries.

         "Taxes" means all taxes, assessments, imposts, fees or other charges at any time imposed by any Laws or Tribunal.

         "Total Debt" means, without duplication, with respect to the Parent, the Borrower, the Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries, Funded Debt (including, without limitation, recourse factoring and third- party financing arrangements and any overdue interest on such indebtedness, but excluding any accrued but not overdue interest on any indebtedness), calculated on a consolidated basis in accordance with GAAP.

         "Total Interest Expense" means as of any date of determination for any period of calculation, the Parent's, Borrower's, the Restricted Subsidiaries' and the FaciliCom Unrestricted Subsidiaries' consolidated interest expense included in a consolidated income statement (after deduction of interest income) on Total Debt for such period calculated on a consolidated basis in accordance with GAAP, including, without limitation or duplication (or, to the extent not so included, with the addition of), for the Parent, the Borrower, the Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries: (a) the amortization of Debt discounts; (b) any commitment fees or agency fees related to any Funded Debt, but specifically excluding any one-time facility and/or arrangement fees associated with the Facility; (c) any fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities; (d) fees and expenses with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; (e) preferred stock Distributions for the Borrower, the Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries declared and payable in cash; and (f) interest capitalized in accordance with GAAP minus payments made from the Interest Reserve Account.

         "Total Leverage Ratio" means as of any date of determination, the ratio of (a) Total Debt of the Parent, the Borrower, the Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries on such date of determination to (b) Annualized Operating Cash Flow, all calculated on a consolidated basis in accordance with GAAP consistently applied.

         "Total Senior Debt" means, at any date, the aggregate of all Debt for Borrowed Money of the Parent, the Borrowers, their Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries (including any overdue interest on such indebtedness, but excluding any accrued but not overdue interest on any indebtedness) on a consolidated basis at such date minus the sum of all Debt under (i) the World Access Indenture, (ii) the FaciliCom Indenture, (iii) the Exchange Offer Indenture and (iv) any other Debt for Borrowed Money of World Access, Inc. that is structurally or contractually subordinated to the Obligations.

         "Total Senior Leverage Ratio" means as of any date of determination, the ratio of (a) Total Senior Debt for the Parent, the Borrower, the Restricted Subsidiaries and the FaciliCom Unrestricted Subsidiaries on such date of determination to (b) Annualized Operating Cash Flow, all calculated on a consolidated basis in accordance with GAAP, consistently applied.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or government body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas.

         "Unrestricted Subsidiary" means World Access, Ltd, World Access de Mexico, S.A., WAXS Limitada, Telco Systems Asia/Pacific Ltd., Telco Indemnity Corp., Telco Systems, Ltd., TSI Exports Ltd., World Access Telecommunications Group Limited, and World Access U.K., Ltd., and, with the prior written consent of the Majority Lenders, any other Subsidiary of the Parent designated as an "Unrestricted Subsidiary" by the Borrower from time to time.

         "Unused Commitment" means, on any date of determination, the Available Commitment as in effect on such date, minus all outstanding Advances on such date.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         "World Access Charitable Trust" means that certain trust formed under Texas law by World Access Investment Corp. pursuant to which (i) World Access Investment Corp. shall be the present income beneficiary of no less than 75% of such trust and (ii) a non-profit entity formed under Section 501(c)(3) of the Code shall be no more than a 25% remainder interest beneficiary.

         "World Access Charitable Trust Transaction" means the transaction by which World Access Investment Corp. will transfer its shares of the capital stock of Ciena Corporation to a charitable remainder trust, with the World Access Investment Corp. as the primary beneficiary of the trust, in exchange for certain cash payments over time.

         "World Access Indenture" means the indenture dated as of October 1, 1997 between World Access, Inc. and First Union National Bank, as Trustee, providing for the Subordinated Notes, as amended, restated, supplemented or otherwise modified from time to time.

         "Year 2000 Compliant" means, with respect to a Person, that all computer hardware and software that are material to the business and operations of such Person will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, including functions with respect to any leap year.

         1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Borrower and the Restricted Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, all references to time are deemed to be Central Standard time.

                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES

         2.01. The Facility. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Maturity Date, to make Advances under the Available Commitment to the Borrower on any Business Day during the period from the Closing Date of this Agreement until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Available Commitment. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Borrower may borrow, repay and reborrow the Advances under the Available Commitment. The Borrower shall repay all outstanding Obligations on the Maturity Date.

         2.02.    Making Advances.

         (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances, and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:

                  (i) the date of such proposed Borrowing, which shall be a Business Day;

                  (ii) the amount of such proposed Borrowing which, (A) shall not when aggregated together with all other outstanding Advances exceed the Available Commitment, and (B) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof;

                  (iii) the Type of Advances of which the Borrowing is to be comprised; and

                  (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

         If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be one month. Each Lender shall, before 1:00 p.m. on the date of each Advance (other than a Refinancing Advance), make available to

                              Administrative Agent
                              Bank of America Plaza
                                 901 Main Street
                                   14th Floor
                               Dallas, Texas 75202

such Lender's Specified Percentage of the aggregate Advances, to be made on that day in immediately available funds.

         (b) Unless any applicable condition specified in Article IV hereof has not been satisfied, Administrative Agent will make the funds on Advances under the Facility promptly available to the Borrower (other than with respect to a Refinancing Advance) at such account as shall have been specified by the Borrower.

         (c) After giving effect to any Borrowing, (i) there shall not be more than ten different Interest Periods in the aggregate in effect under the Facility and (ii) the aggregate principal of outstanding Advances plus the undrawn portion of all Letters of Credit shall not exceed the Available Commitment.

         (d) No Interest Period for a Borrowing under the Facility shall extend beyond the Maturity Date.

         (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and
(ii) in the case of such Lender, the Federal Funds Rate.

         (f) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

         (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure by the Borrower to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

         2.03.    Evidence of Indebtedness.

         (a) The obligations of the Borrower with respect to all Advances made by each Lender shall be evidenced by a Note and in the amount of such Lender's Specified Percentage of the Available Commitment (as the same may be modified pursuant to Section 10.04 hereof).

         (b) Absent manifest error, Administrative Agent's and each Lender's records shall be conclusive as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

         2.04.    Reduction of Available Commitments.

         (a) Voluntary Commitment Reduction. The Borrower shall have the right from time to time upon notice by the Borrower to the Administrative Agent not later than 1:00 p.m., three Business Days in advance, to reduce the Available Commitment, in whole or in part; provided, however, that the Borrower shall pay the accrued commitment fee on the amount of each such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction and the proposed date of such reduction.

         (b)  Mandatory Commitment Reductions.

                  (i) Scheduled Reductions in the Commitment. The Available Commitment shall be reduced to zero on the Maturity Date.

                  (ii) Asset Sales. On the date of any Asset Sale by any of the Borrowers (other than Asset Sales, the proceeds of which are reinvested within 180 days after any such Asset Sale by the Borrower in like or similar assets to those which were disposed of)(this provision not permitting such Asset Sales), the Available Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds from such Asset Sales. On such date, the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Available Commitment, and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

                  (iii) Debt Issuance. On the date of any issuance of public or private Funded Debt by the Borrower (this provision not permitting such Debt issuance) other than Debt For Borrowed Money permitted by
         Section 7.02 hereof, the Available Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds from the issuance of such Debt. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such reduction in the Available Commitment, and, with respect to the Debt issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such Debt issuance.

                  (iv) Change of Control. If a Change of Control occurs, the Available Commitment shall be automatically and permanently reduced to zero.

                  (v) Equity Issuances. On the date of any issuance of equity by any of the Borrowers or the Parent (other than (i) the issuance of common stock or options or rights to purchase common stock of any of the Borrowers to employees and directors pursuant to stock purchase plans or grant plans, or otherwise; and provided that no Default or Event of Default exists or would result from the following issuances of Capital Stock: (ii) issuances of Capital Stock pursuant to Earn-Out Liabilities contained in agreements to which the Borrower, the Parent or any Restricted Subsidiaries is currently a party; (iii) issuances of common stock in the Parent; and (iv) issuances of convertible preferred stock of the Parent on terms and provisions acceptable to the Lenders), the Available Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds from the issuance of such equity. On such date, the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Available Commitment, and, with respect to the equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such equity issuance.

         (c) Commitment Reductions, Generally. To the extent the sum of the aggregate outstanding Advances plus the undrawn portion of all issued and outstanding Letters of Credit exceed the Available Commitment after any reduction thereof, the Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.04, the Available Commitment may not be increased or reinstated.

         2.05.    Prepayments.

         (a) Optional Prepayments. The Borrower may, upon at least three Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

         (b)      Mandatory Prepayments.

                  (i) Asset Sales. (A) On the date of any Asset Sale (other than Asset Sales, the proceeds of which are reinvested within 180 days after the Asset Sale by the Borrower in like or similar assets to those which were disposed of), the Borrower shall repay the Obligations by an amount equal to 100% of the Net Proceeds applied to Advances. On such date, the

         Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

                  (ii) Debt Issuances. On the date of any issuance of public or private Funded Debt by the Borrower (this provision not permitting such Debt issuance) other than Debt For Borrowed Money permitted by
         Section 7.02 hereof, the Borrower shall repay the Obligations by an amount equal to 100% of the net proceeds from such issuance, applied to outstanding Advances. On such date, the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Debt issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such Debt issuance.

                  (iii) Equity Issuances. (A) On the date of any issuance of equity by Parent or the Borrower (other than (i) the issuance of common stock or options or rights to purchase common stock of the Parent to employees and directors pursuant to stock purchase plans or grant plans, or otherwise; and provided that no Default or Event of Default exists or would result from the following issuances of Capital Stock:
         (ii) issuances of Capital Stock pursuant to Earn-Out Liabilities contained in agreements to which the Borrower, the Parent or any Restricted Subsidiaries is currently a party; (iii) issuances of shares of common stock of the Parent; and (iv) issuances of convertible preferred stock of the Parent on terms and provisions acceptable to the Lenders), the Borrower shall repay the Obligations applied to outstanding Advances. On such date, the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable a s a result thereof which were deducted in determining the amount of net proceeds of such equity issuance.

                  (v) Change of Control. If a Change of Control occurs, the Borrower shall repay the Obligations in full.

         (c) Prepayments, Generally. Any prepayment of Advances pursuant to this Section 2.05 shall be applied first to Base Rate Advances, if any, then outstanding under the Facility, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facility and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facility.

         2.06. Mandatory Repayment. The Borrower agrees that all Obligations are due and payable in full on the Maturity Date.

         2.07. Interest. Subject to Section 2.08 below, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates, as selected by the Borrower in accordance with the provisions of Section 2.02 hereof:

                  (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

                  (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

                  (c) Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.

         2.08. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 2.00% per annum.

         2.09.    Continuation and Conversion Elections.

         (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

                  (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof) into LIBOR Advances.

                  (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $500,000 or a larger integral multiple of $100,000 in excess thereof) into Base Rate Advances; or

                  (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

         (b) The Borrower shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit E hereto, to Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

         Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

                  (i)      the proposed date of conversion or continuation;

                  (ii) the aggregate amount of Advances to be converted or continued;

                  (iii) the nature of the proposed conversion or continuation; and

                  (iv)     the duration of the applicable Interest Period.

         (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

         (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than ten different Interest Periods in the aggregate under the Facility.

         2.10.    Fees.

         (a) Subject to Section 10.09 hereof, the Borrower agrees to pay to Administrative Agent, for the account of the Lenders in accordance with their Specified Percentages, a commitment fee on the average daily amount of the Unused Commitment, from the Closing Date through the Maturity Date, at the rate of .75% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Maturity Date.

         (b) Subject to Section 10.09 hereof, the Borrower agrees to pay to Administrative Agent for its own account as administrative lender and underwriter, and to Banc of America Securities LLC, as arranger hereunder, such fees as agreed to in writing among the Borrower and the Administrative Agent and Banc of America Securities LLC, payable as set forth in that certain Fee Letter executed among the Borrower, Administrative Agent and Banc of America Securities LLC in accordance with the terms of the Fee Letter.

         2.11. Funding Losses. If the Borrower makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to prepay, borrow, convert or continue any LIBOR Advance after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, the Borrower shall pay to each Lender on demand (subject to Section 10.09 hereof) any Consequential Loss. The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

         2.12.    Computations and Manner of Payments.

         (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at

                              Administrative Agent
                              Bank of America Plaza
                                 901 Main Street
                                   14th Floor
                               Dallas, Texas 75202

for further credit to the account of the Borrower. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Administrative Agent, telephone (800) 880-

5537, facsimile (214) 508-2515, or such other Person as Administrative Agent may from time to time specify.

         (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

         (c) Subject to Section 10.09 hereof, interest on LIBOR Advances shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 10.09 hereof, interest on Base Rate Advances, the Commitment Fees and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fees is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in United States dollars and without setoff, counterclaim or other defense.

         (d) Notwithstanding anything herein or in any Loan Paper to the contrary, any payment made by the Borrower in excess of the Available Commitment or outstanding Advances, shall be applied to outstanding amounts (or to reduce the commitment) of any other outstanding Obligations.

         (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

         2.13.    Yield Protection.

         (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy (but excluding consequences of such Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided that no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this Section 2.13(a).

         (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or reimbursement obligations by an amount reasonably deemed by such Lender to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided that no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b) setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.13(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender, (i) repay in full the then outstanding principal amount of LIBOR Advances of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance, and (ii) the obligation of such Lender to make or to convert Advances into LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of each Lender to make or to convert Advances into LIBOR Advances shall be suspended.

         (e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13.

         (f) The term "Lender" for purposes of this Section shall include the Administrative Agent and the Issuing Bank. The obligations of the Borrower under this Section 2.13 shall survive any termination of this Agreement.

         (g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent manifest error. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

         (h) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of such Lender to make or to convert Advances into LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

         2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) to (a) refinance existing Funded Debt of the Borrower and its Restricted Subsidiaries, (b) fund Capital Expenditures of the Borrower and the Restricted Subsidiaries permitted by the terms of this Agreement, and (c) fund certain acquisitions, and (d) use for general working capital purposes.

         2.15.    Collateral and Collateral Call.

         (a) Collateral. Payment of the Obligations is secured by (i) a first perfected security interest in 100% of the Capital Stock of the Borrower and the Restricted Subsidiaries, 100% of the Capital Stock of WA Telecom Products, Inc., and 65% of the Capital Stock of Unrestricted Subsidiaries, (ii) subject to Permitted Liens, a first perfected security interest in all of the accounts, equipment, inventory, chattel paper, general intangibles, and other assets of the Borrower, the Restricted Subsidiaries and the Guarantors (other than real property located in Provo, Utah, the real and personal property used in the operation of the RTP operations in Dallas, Texas, and the leasehold interests described in Section 2.15(b) hereof), subject to no other Lien, and
(iii) a Guaranty of the Obligations executed by each Guarantor (collectively, together with all other Properties or assets of the Borrower, the Restricted Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Borrower agrees that it will, and will cause the Restricted Subsidiaries, the Parent and Affiliates (except the Unrestricted Subsidiaries) to, execute and deliver, or cause to be executed and delivered, such documents as Administrative Agent may from time to time reasonably request to create and perfect a first Lien, and subject to Permitted Liens, for the benefit of Administrative Agent and the Lenders in the Collateral.

         (b) Collateral Call. The Borrower agrees that it will, and will cause any other Person owning any interest in the Borrower or any Restricted Subsidiary or the Parent from time to time to immediately pledge such interest to secure the Obligations, pursuant to a pledge agreement substantially in the form of the Pledge Agreements. The Borrower agrees to, and agrees to cause the Parent and Restricted Subsidiaries to, promptly grant Administrative Agent and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of the Borrower, the Parent, and the Restricted Subsidiaries not already constituting Collateral to the extent permitted by the World Access Indenture, the FaciliCom Indenture and the Exchange Indenture, including, without limitation (on a best efforts basis), Liens on leasehold estates by no later than 120 days following the Closing Date. In that regard, the Borrower shall use best efforts to assist Administrative Agent and the Lenders in creating and perfecting a first Lien for the benefit of Administrative Agent and the Lenders securing the Obligations in any such Property of the Borrower, the Parent and the Restricted Subsidiaries, subject to Permitted Liens, including, without limitation, providing Administrative Agent with title commitments, appraisals, surveys (with flood plain certification), mortgagee title insurance, evidence of insurance, including flood hazard insurance, environmental audits, UCC-11 searches, Tax and Lien searches, recorded real estate documents, intellectual property documentation and registration and other similar types of documents, consents, Authorizations, instruments and agreements relating to all Property of the Borrower, the Parent and the Restricted Subsidiaries as reasonably requested by Administrative Agent from time to time.

                         ARTICLE III. LETTERS OF CREDIT

         3.01. Issuance of Letters of Credit. The Borrower shall give the Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the lesser of (a) Letter of Credit Commitment and (b) the remainder of the Available Commitment minus the sum of all outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit, including without limitation, the Bond Letter of Credit. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Specified Percentages. The amount of the Letters of Credit (including, without limitation, the Bond Letter of Credit) issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of the Available Commitment available, so that at no time shall the sum of (i) all outstanding Advances in the aggregate, plus (ii) the aggregate face amount of all outstanding Letters of Credit (including, without limitation, the Bond Letter of Credit), plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the Available Commitment, and at no time shall the sum of all Advances by any Lender made plus its ratable share of amounts available to be drawn under the Letters of Credit (including, without limitation, the Bond Letter of Credit) and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Available Commitment.

         3.02. Letters of Credit Fee. In consideration for the issuance of each Letter of Credit (including the Bond Letter of Credit), the Borrower shall pay to (a) the Administrative Agent for its account and for the account of the Issuing Bank, application and processing fees in the amount of the higher of (i) $350.00 and (ii) the product of .125% multiplied by the face amount of such Letter of Credit on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit (other than the issuance of the Bond Letter of Credit by Bank Austria AG which has already been issued), and (b) the Administrative Agent for the account of the Lenders in accordance with their Specified Percentages or the Issuing Bank, as case may be, a per annum fee for each Letter of Credit equal to the higher of (i) $350.00 and (ii) the product of the Applicable Margin for a LIBOR

Advance in effect on the date of calculation multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection
(b) above shall be due and payable to the Administrative Agent or the Issuing Bank, as the case may be, quarterly as it accrues, on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit.

         3.03.    Reimbursement Obligations.

         (a) The Borrower hereby agrees to reimburse Administrative Agent and the Issuing Bank immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent or the Issuing Bank under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent or the Issuing Bank from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 2% per annum; provided, however, that if the Borrower would be permitted under the terms of Section 2.01, Section 2.02 and
Section 4.02 to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender in an amount equal to such Lender's Specified Percentage shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent or the Issuing Bank in the amount of such obligation and subject to the terms of this Agreement.

         (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent or the Issuing Bank and in immediately available funds, as security for its reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "World Access Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and may be invested by Administrative Agent as Administrative Agent shall determine. Such amounts may not be used by Administrative Agent or the Issuing Bank to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent and the Issuing Bank as reimbursement for Letter of Credit drawings which Administrative Agent or the Issuing Bank has paid. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct Administrative Agent or the Issuing Bank to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the World Access Special Account after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

         (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

         (d) The Borrower shall be obligated to reimburse Administrative Agent and the Issuing Bank upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Agent or the Issuing Bank in full upon demand, whether by failing to or not being permitted to borrow Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent and the Issuing Bank in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent or the Issuing Bank.

         (e) The Borrower and the Parent shall indemnify and hold Administrative Agent, the Issuing Bank, or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent, the Issuing Bank, or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (INCLUDING LOSSES RESULTING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR SUCH INDEMNIFIED PARTY), and shall pay Administrative Agent and the Issuing Bank for reasonable fees of attorneys (who may be employees of Administrative Agent and the Issuing Bank) and legal costs paid or incurred by Administrative Agent and the Issuing Bank in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent, the Issuing Bank, or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Agent, the Issuing Bank or such indemnified party of Administrative Agent as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

         3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably, to reimburse Administrative Agent or the Issuing Bank on demand for such Lender's Specified Percentage of each draw paid by Administrative Agent or the Issuing Bank under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

         3.05.    Administrative Agent's Obligations.

         (a) Administrative Agent and the Issuing Bank each makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent and the Issuing Bank each assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent and the Issuing Bank each may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

         (b) Administrative Agent and Issuing Bank each shall be under no liability to any Lender with respect to anything Administrative Agent or Issuing Bank may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent or Issuing Bank being to handle each Lender's share on as favorable a basis as Administrative Agent or Issuing Bank handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under Article III or any Application. Administrative Agent and Issuing Bank shall have no duties or responsibilities except those expressly set forth herein, and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

         (c) Neither Administrative Agent, Issuing Bank, nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent or Issuing Bank for wrongful payment of any Letter of Credit due to Administrative Agent's or Issuing Bank's gross negligence or willful misconduct. Administrative Agent and Issuing Bank shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent and Issuing Bank to be genuine or authentic and to be signed by the proper party.

         3.06 Reinstatement. The provisions of this Article III shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the reimbursement obligations in respect of Letters of Credit is rescinded or must otherwise be restored or returned by the Administrative Agent or the Issuing Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Obligor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or custodian, trustee or similar officer for, the Borrower or any other Obligor or any part of its property, or otherwise, all as though such payments had not been made.

         3.07 Survivability of Provisions. The Borrower agrees to replace the Bond Letter of Credit with a Letter of Credit issued by the Administrative Agent by no later than September 30, 1999.

The Borrower agrees to replace all other Letters of Credit issued by the Issuing Bank with a Letter of Credit issued by the Administrative Agent by no later than January 15, 1999. Notwithstanding the replacement of, or change in the identity of, the Issuing Bank hereunder, the provisions of this Agreement relating to the Issuing Bank shall continue to inure to the benefit of any prior Issuing Bank as to any actions taken or omitted to be taken by such prior Issuing Bank while it was Issuing Bank hereunder.

                        ARTICLE IV. CONDITIONS PRECEDENT

         4.01. Conditions Precedent to the Initial Advance. The obligations of each Lender under this Agreement and the obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent. On the Closing Date:

         (a) All terms, conditions and documentation in connection with this Agreement shall be acceptable to the Lenders.

         (b) The making of the Available Commitment shall not contravene any Law applicable to Administrative Agent or any Lender.

         (c) Each Lender shall have received a Certificate from an Authorized Officer stating that no Material Adverse Change, as determined by the Lenders, shall have occurred and be continuing in the business, assets, prospects or financial condition of the businesses of the Borrower, the Parent and the Restricted Subsidiaries since September 30, 1999.

         (d) All proceedings of the Borrower, the Parent and the Restricted Subsidiaries taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Lenders. Each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         (e) Each Lender shall have received an executed copy of this Agreement, and all documents required to be delivered pursuant thereto, as well as its respective Notes, duly completed and correct. The Lenders shall have received copies of the Fee Letters signed by the Borrower, as applicable. Each of the following shall have been delivered to Administrative Agent on behalf of Lenders, in form and substance satisfactory to Administrative Agent, Special Counsel and each Lender to the extent required by Administrative Agent: each other Loan Paper requested by Administrative Agent, including, without limitation, all guarantees, pledge agreements, security agreements, mortgages, deeds of trust, collateral assignments and other agreements granting any interest in any Collateral.

         (f) The Borrower shall have delivered to each Lender a Certificate, dated as of the Closing Date, executed by an Authorized Officer on behalf of the Parent, the Borrower and its Restricted Subsidiaries, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article V hereof are true and correct, (iii) each of the Parent, the Borrower and its Restricted Subsidiaries has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date, (iv) that the attached resolutions for each of the Parent, the Borrower and its Restricted Subsidiaries are the true, accurate and complete resolutions authorizing the corporate restructuring, the incurrence and performance of the Facility and the Loan Papers, (v) that the attached copies of certified articles of incorporation, or other articles of organization, certificates of good standing, certificates of existence and incumbency certificates for each of the Parent, the Borrower and its Restricted Subsidiaries are (A) not more than 30 days old and certified by the appropriate secretary of state or other governmental organization and (B) represent the true and accurate certificate for each such entity, and (vi) the attached copies of by-laws or other organizational documents represent the true and accurate by-laws or other organizational documents for each of the Parent, the Borrower and its Restricted Subsidiaries in effect on the Closing Date.

         (g) Each Lender shall have received opinions of Long Aldridge & Norman LLP, corporate counsel to the Parent, the Borrower and the Restricted Subsidiaries, dated as of the Closing Date, acceptable to the Lenders and otherwise in form and substance satisfactory to the Lenders and Special Counsel.

         (h) Each Lender shall have evidence satisfactory that the Borrower, the Parent and each of their Subsidiaries has reasonably anticipated that all computer applications that are material to their respective businesses and operations will on a timely basis be able to perform properly date-sensitive functions and will make an inquiry of each of their key suppliers, vendors and customers as to whether such Persons will on a timely basis be Year 2000 Compliant in all material respects and, on the basis of that inquiry, believe that all such Persons will be so compliant;

         (i) All proceedings of the Parent, the Borrower and the Subsidiaries of the Parent and the Borrower taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to each Lender. The Administrative Agent and each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions. No Material Adverse Change, as determined by the Lenders, shall have occurred and be continuing in the financial markets. The Borrower shall have paid all fees, costs and expenses (including the fees of Special Counsel) incurred by the Lenders in connection with the closing of the Facility.

         4.02. Conditions Precedent to All Advances. The obligation of each Lender to make each Advance, except for Refinancing Advances, which constitutes an increase, shall be subject to the further conditions precedent that (a) on the date of such Advance, the following statements shall be true:

                  (i)      The representations and warranties contained in
         Article V hereof are true and correct on such date, as though made on and as of such date (and the delivery of each Borrowing Notice under Section 2.02(a), and each Conversion or Continuation Notice under

         Section 2.09(b), or the failure to deliver a Conversion or Continuation Notice under Section 2.09(b), shall constitute a representation that on the disbursement date such representations are true (except as to representations and warranties which (i) refer to a specific date, (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived in writing by Administrative Agent));

                  (ii) No event has occurred and is continuing, or would result from such Advance (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default;

                  (iii) There shall have occurred no Material Adverse Change, and the making of such Advance shall not cause or result in a Material Adverse Change; and

                  (iv) After giving effect to each such Advance, the aggregate amount of all outstanding Advances plus the undrawn face amount of all issued and outstanding Letters of Credit do not exceed the Available Commitment;

and (b) Administrative Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions and information as it may deem necessary or appropriate.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that the following are true and correct:

         5.01. Organization and Qualification. Each of the Borrower, the Parent and their Restricted Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as applicable. Each such Person is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except to the extent that any failure to be so qualified could not, in the aggregate, reasonably be expected to cause a Material Adverse Change. Set forth on Schedule 5.01 attached hereto is a complete and accurate listing with respect to the Borrower and each of the Parent and their Restricted Subsidiaries, showing (a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of each unless otherwise indicated, (b) the classes of Capital Stock and shares of Capital Stock issued and outstanding in each of the Parent, the Borrower and the Restricted Subsidiaries and the numbers or amounts of each of the Parent's, the Borrower's and the Restricted Subsidiaries' Capital Stock authorized and outstanding, (c) other than with respect to the Parent, the Borrower and the Restricted Subsidiaries, each record and beneficial owner of outstanding Capital Stock on the date hereof, indicating the ownership percentage, and (d) all outstanding options, rights, rights of conversion or purchase, repurchase, rights of first refusal and similar rights relating to the Capital Stock of each of the Parent, the Borrower and the Restricted Subsidiaries. Except as set forth on Schedule 5.01 hereto, neither the Borrower, the Parent nor any Restricted Subsidiary has agreed to grant or issue any options, warrants or similar rights to any Person to acquire any Capital Stock of the Borrower or any Restricted Subsidiary. All Capital Stock is validly issued and fully paid. The Borrower has no knowledge of any share of Capital Stock of it, the Parent or any Restricted Subsidiaries being subject to any Lien, including any restrictions on hypothecation or transfer, except Liens described on Schedule 5.08 hereto.

         5.02. Due Authorization; Validity. The board of directors of the Borrower, the Parent and each of their Restricted Subsidiaries, or of their partners, as applicable, have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by the Borrower and each of the Parent or their Restricted Subsidiaries, as appropriate. Each of the Borrower, the Parent and their Restricted Subsidiaries has full legal right, power and authority to execute, deliver and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid and binding obligations of the Borrower, the Parent and their Restricted Subsidiaries, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

         5.03. Conflicting Agreements and Other Matters. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, result in any violation of or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of the Borrower, the Parent or their Restricted Subsidiaries under, or require any consent, approval or other action by, notice to or filing with, any Tribunal or Person pursuant to any organizational document, by-laws award of any arbitrator, or any agreement, instrument or Law to which the Borrower, the Parent or any of their Restricted Subsidiaries or any of their Properties is subject except as set forth on Schedule 5.03 hereto.

         5.04. Financial Statements. The audited financial statements of the Parent, the Borrower and the Restricted Subsidiaries dated December 31, 1998 and previously delivered to Administrative Agent, fairly present its financial position and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of the Parent, the Borrower and their Restricted Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are material in amount and that are not reflected on such financial statements or otherwise disclosed in writing to Administrative Agent. Since September 30, 1999, there has been no Material Adverse Change. The Borrower, the Parent and each of the Restricted Subsidiaries is Solvent. The projections of the Borrower, the Parent, and the Restricted Subsidiaries dated December 1, 1999, previously delivered to Administrative Agent, were prepared in good faith, and management believes them to be based on reasonable assumptions (each of which is stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for the Parent, the Borrower and their Restricted Subsidiaries, subject to the uncertainty and approximation inherent in any projections. The Borrower's fiscal year ends on December 31.

         5.05. Litigation. Shown on Schedule 5.05 is all Litigation that is pending and, to the Borrower's best knowledge, threatened against the Borrower, the Parent and their Restricted Subsidiaries, and any of their Properties or assets on the date hereof. There is no pending or, to the Borrower's best knowledge, threatened Litigation against the Borrower, the Parent or their Restricted Subsidiaries, any of their Properties that could reasonably be expected to cause a Material Adverse Change.

         5.06. Compliance With Laws Regulating the Incurrence of Debt. No proceeds of any Advance will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Exchange Act. The Borrower is not, nor is any of the Parent or their Restricted Subsidiaries, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the Borrower's intended use of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower will be "margin stock", within the meaning of Regulation U. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by the Borrower would violate in any material respect, including, without limitation, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, has taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         5.07. Licenses, Title to Properties, and Related Matters. Except as listed on Schedule 5.07 hereto, the Borrower and each of the Parent and their Restricted Subsidiaries possess all material Authorizations necessary and appropriate to own, operate and conduct their business or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change. Schedule 5.07 shows the expiration date and/or termination date for each Authorization (including, without limitation, FCC Licenses) in effect on the Closing Date. The Borrower is not, nor is any Subsidiary of the Borrower or the Parent, in violation of any material duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to the operation of any portion of any of its business. There is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License relating to any of the Borrower's, the Parent's, or the Restricted Subsidiaries' business. There is not pending or, or to the best knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization relating to such business. There is not issued or outstanding or, to the best knowledge of the Borrower, threatened, any notice of any hearing, violation or material complaint against the Borrower, the Parent or any of the Restricted Subsidiaries with respect to the operation of any portion of such businesses, and the Borrower has no knowledge that any Person intends to contest renewal of any Authorization relating to such business. Each of the Borrower, the Parent and their Restricted Subsidiaries has requisite corporate or partnership power (as applicable) and legal right to own and operate its Property and to conduct its business. Each has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens. All of the assets of the Borrower, the Parent and each of their Restricted Subsidiaries are located within the municipalities and borough locations described on Schedule 5.07. Neither the Borrower, nor the Parent nor their Restricted Subsidiaries is in violation of its respective articles of organization or incorporation (as applicable) or bylaws. Neither the Borrower, nor the Parent nor their Restricted Subsidiaries is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of the Parent, the Borrower or any Restricted Subsidiary is affected by any strike, lock-out or other labor dispute. No business or Properties of the Parent, the Borrower or any Restricted Subsidiary is affected by any drought, storm, earthquake, embargo, act of God or public enemy or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

         5.08. Outstanding Debt and Liens. The Borrower, the Parent and their Restricted Subsidiaries have no outstanding Debt, Contingent Liabilities or Liens, except Permitted Liens, except as shown on Schedule 5.08 hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Funded Debt of any of the Borrower, the Parent or their Restricted Subsidiaries.

         5.09. ERISA. Each Plan of the Parent, the Borrower and each Restricted Subsidiary of the Parent and the Borrower has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. The Borrower has not, and neither has the Parent nor any Restricted Subsidiary of the Borrower or the Parent, incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. None of the Parent, the Borrower, nor any Restricted Subsidiary of the Parent or the Borrower has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. None of the Borrower, the Parent or any Restricted Subsidiary of the Parent or the Borrower, nor any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied. None of the Borrower, the Parent or any Restricted Subsidiary of the Parent or the Borrower, nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         5.10. Environmental Laws. The Borrower, the Parent and each of their Restricted Subsidiaries have obtained all material environmental, health and safety permits, licenses and other material authorizations required under all Applicable Environmental Laws to carry on their respective businesses as being conducted. On the Closing Date, there are no environmental liabilities of the Borrower, the Parent or any other of their Restricted Subsidiaries (with respect to any fee owned or leased Properties), except as disclosed and described in detail on Schedule 5.11 hereto. Each of such permits, licenses and authorizations is in full force and effect, and the Borrower and each Restricted Subsidiary is in compliance with the terms and conditions thereof and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply with any thereof could not reasonably be expected to cause a Material Adverse Change. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower or any Restricted Subsidiary, threatened, by any Tribunal or other entity with respect to any alleged failure by the Borrower or any Restricted Subsidiary to have any environmental, health or safety permit, license or other authorization required under any Applicable Environmental Law in connection with the conduct of the business of the Borrower or any Restricted Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by the Borrower or any Restricted Subsidiary. To the best knowledge of the Borrower and each Restricted Subsidiary, there are no material environmental liabilities of the Borrower or any Restricted Subsidiary, except as previously disclosed in writing to the Lenders. To the best knowledge of the Borrower and each Restricted Subsidiary, there are no environmental liabilities of the Borrower or any Restricted Subsidiary which could reasonably be expected to cause a Material Adverse Change. The Borrower has delivered to Administrative Agent copies of all environmental studies and reports conducted or received by the Borrower or any Restricted Subsidiary in connection with real Property. Such studies cover all real Property, if any, owned in fee by the Borrower and each Restricted Subsidiary. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of the Borrower or any Restricted Subsidiary, nor have any Hazardous Materials been disposed of or otherwise released on or to any Property on which any operations of the Borrower or any Restricted Subsidiaries are conducted, except in compliance with Applicable Environmental Laws.

         5.11. Disclosure. Neither the Borrower, nor the Parent, nor any Restricted Subsidiary has made a material misstatement of fact or failed to disclose any material fact necessary to make the facts disclosed not misleading in light of the circumstances under which they were made, to Administrative Agent or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances. There is no fact known to the Borrower, the Parent or any other Restricted Subsidiary that materially adversely affects any of the Borrower's, the Parent's or any Restricted Subsidiary's Properties or business, or that could constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to Administrative Agent or to any Lender.

         5.12. Investments; Restricted Subsidiaries. The Parent, the Borrower and the Restricted Subsidiaries have no Investments except as described on
Schedule 5.12 hereto and as permitted by Section 7.10 hereof. Schedule 5.12 is a complete and accurate listing with respect to each of the Parent, the Borrower and the Restricted Subsidiaries showing (a) its complete name, (b) its jurisdiction of organization, (c) its capital structure, (d) its street and mailing address, which is its principal place of business and executive office, and (e) all interests in the Parent, the Borrower and the Restricted Subsidiaries.

         5.13. Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by the Borrower with respect to the making of the Available Commitment or Advances hereunder other than fees payable hereunder. The Borrower, the Parent and each Restricted Subsidiary hereby agree to indemnify and hold harmless Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         5.14. Intellectual Property. The Borrower, the Parent and each Restricted Subsidiary have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Borrower, the Parent or any Restricted Subsidiary to the effect that (a) any process, method, part or other material presently contemplated to be employed by the Borrower, the Parent or any other Restricted Subsidiary may or could reasonably be alleged to infringe any patent, trademark, service-mark, trade name, license or other right (except copyright) owned by any other Person, or (b) except as shown on Schedule 5.05 attached hereto, there is not pending or threatened any claim or litigation against or affecting the Borrower, the Parent or any other Restricted Subsidiary contesting its right to sell or use any such process, method, part or other material. Nothing has come to the attention of the Borrower, the Parent or any Restricted Subsidiary to the effect that any material presently contemplated to be employed by the Borrower, the Parent or any Restricted Subsidiary may or could reasonably be alleged to infringe any copyright owned by any other Person, except to the extent that any such infringement, when aggregated with all other copyright infringements, could not reasonably be expected to cause a Material Adverse Change.

         5.15.    Year 2000 Compliance.

         (a) Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems used by the Borrower, the Parent and their Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which any of such systems interface) and the testing of all such material systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrower, the Parent and the Restricted Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower, the Parent and the Restricted Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Event of Default or cause a Material Adverse Change.

Except for such of the reprogramming referred to in the immediately preceding sentence as may be necessary, the computer and management information systems of the Borrower, the Parent and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower, the Parent and their respective Subsidiaries to conduct their respective businesses without causing a Material Adverse Change.

         (b) Each of the Borrower, the Parent and their Subsidiaries is in the process of making inquiry of each of its key suppliers, vendors and customers as to whether such Person will on a timely basis be Year 2000 Compliant in all material respects. "Key suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower, the Parent and their Subsidiaries, the business failure of which could result in a Material Adverse Change.

         5.16. Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, except for Refinancing Advances, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each Restricted Subsidiary as of the formation or acquisition of such Restricted Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by Administrative Agent and Lenders, any investigation or inquiry by Administrative Agent or any Lender, or by the making of any Advance under this Agreement.

         5.17. World Access Charitable Trust Transaction. The World Access Charitable Trust Transaction will not result in a breach of the terms, conditions or provisions of any material agreement to which the Borrower or any Restricted Subsidiary is a party. The World Access Charitable Trust Transaction will not result in a breach of any Applicable Law.

                        ARTICLE VI. AFFIRMATIVE COVENANTS

         So long as the Available Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Borrower, the Parent or any other Restricted Subsidiary owes any other amount hereunder or under any other Loan Paper:

         6.01. Compliance with Laws and Payment of Debt. The Borrower shall, and shall cause the Parent and all Restricted Subsidiaries to, comply in all material respects with all Applicable Laws, including, without limitation, compliance with ERISA and all applicable federal and state securities Laws. The Borrower shall, and shall cause the Parent and all Restricted Subsidiaries to, pay its (a) Funded Debt as and when due (or within any applicable grace period), unless payment thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor, and (b) trade debt in accordance with its past practices, and in any event before any trade creditor takes any action or terminates any relationship, except those disputes diligently contested in good faith by the Borrower, the Parent and their Restricted Subsidiaries for which appropriate reserves have been established in accordance with GAAP.

         6.02. Insurance. The Borrower shall, and shall cause the Parent and each Restricted Subsidiaries to, (a) keep its offices and other insurable Properties adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and workers' compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Administrative Agent, (c) maintain business interruption insurance for such business in amounts satisfactory to the Lenders, and (d) maintain other insurance as may be required by Law or reasonably requested by Administrative Agent, provided that such insurance policies will show Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate. The Borrower shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Administrative Agent, upon demand, evidence of the maintenance of such insurance.

         6.03. Inspection Rights. The Borrower shall, and shall cause the Parent and each Restricted Subsidiary to, permit Administrative Agent or any Lender, upon one day's notice or such lesser notice as is reasonable under the circumstances, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as Administrative Agent or any Lender may reasonably request.

         6.04. Records and Books of Account; Changes in GAAP. The Borrower shall, and shall cause the Parent and each Subsidiary of the Parent and the Borrower to, keep adequate records and books of account in conformity with GAAP. The Borrower shall not, nor shall the Borrower permit the Parent or any Restricted Subsidiary of the Borrower or the Parent to change its fiscal year or its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, the Borrower and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 7.01 hereof, reflecting such change.

         6.05. Reporting Requirements. The Borrower shall furnish to the Administrative Agent:

         (a) As soon as available and in any event within 75 days after the end of the Borrower's fiscal quarters, (i) consolidated balance sheets of Parent, the Borrower, and the Restricted Subsidiaries and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter, and consolidated statements of income and statements of cash flows of the Parent, the Borrower, and each of the Restricted Subsidiaries and consolidating statements of income and statements of cash flows of the Parent, the Borrower and the Restricted Subsidiaries, for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial position and results of operations of the Parent, the Borrower and the Restricted Subsidiaries, subject to normal year-end adjustments, (ii) for the Parent, the Borrower and the Restricted Subsidiaries, comparisons and reconciliations of actual results to the budget delivered pursuant to Section 6.05(e) below for the fiscal quarter most recently ended, in reasonable detail and satisfactory to the Administrative Agent, and (iii) for the Parent, the Borrower and the Restricted Subsidiaries, all information set forth in (i) and (ii) above in a separate presentation;

         (b) As soon as available, and in any event within 120 days after the end of each fiscal year, (i) consolidated balance sheets of the Parent, the Borrower and the Restricted Subsidiaries, and consolidating balance sheets of the Parent, the Borrower and the Restricted Subsidiaries, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Parent, the Borrower and the Restricted Subsidiaries, and consolidating statements of income and cash flows of the Parent, the Borrower and the Restricted Subsidiaries, for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that such financial statements present fairly the financial position and results of operations of the Parent, the Borrower and the Restricted Subsidiaries, and (ii) for the Parent, the Borrower and the Restricted Subsidiaries, all information set forth in (i) above in a separate presentation;

         (c) Promptly upon receipt thereof, (i) copies of all material reports or letters submitted to the Borrower, the Parent or any Subsidiary of the Borrower or the Parent by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation, the comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any Restricted Subsidiary in writing to stockholders generally,
(iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parent, the Borrower or any Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parent, the Borrower or any Restricted Subsidiary;

         (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate executed by an Authorized Officer, (i) certifying that there has occurred no Default or Event of Event of Default, (ii) computing the Applicable Margin, and (iii) setting forth the detailed calculations with respect to the financial covenants required by Section 7.01 hereof;

         (e) As soon as available, and in any event not later than 45 days after the beginning of each fiscal year of the Borrower, the annual operating and Capital Expenditure budgets of the Borrower and the Restricted Subsidiaries for such fiscal year;

         (f) Promptly upon knowledge by the Borrower, the Parent or any Restricted Subsidiary of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default and the action being taken or proposed to be taken with respect thereto;

         (g) As soon as possible, and in any event within five Business Days after knowledge thereof by the Borrower, the Parent or any Restricted Subsidiary, notice of any Litigation pending or threatened against the Borrower, the Parent or any Restricted Subsidiary which, if determined adversely, could reasonably be expected to result in a judgment, penalties or damages in excess of $5,000,000, together with a statement of an Authorized Officer describing the allegations of such Litigation and the action being taken or proposed to be taken with respect thereto;

         (h) Promptly following notice or knowledge thereof by the Borrower, the Parent or any other Restricted Subsidiaries, notice of any actual or threatened loss or termination of any material Authorization of the Borrower, the Parent or any Restricted Subsidiary, together with a statement of an Authorized Officer describing the circumstances surrounding the same and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that the Parent, the Borrower or any Restricted Subsidiary
(i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Contingent Liability, if in either case, any information or dispute referred to therein either causes a Default or Event of Default or could reasonably be expected to cause or result in a Default or an Event of Default;

         (j) Within 30 days after renewal or issuance of any hazard, public liability, business interruption or other insurance policy maintained by the Borrower, the Parent or any Restricted Subsidiary, a copy of the binder or insurance certificate (showing Administrative Agent, on behalf of the Borrower, the Parent or any Restricted Subsidiary, as loss payee or additional insured, as appropriate);

         (k) As soon as possible and in any event within 10 days after the Borrower, the Parent or any Restricted Subsidiary knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto;

         (l) As soon as possible, and in any event within 10 days after receipt by the Borrower, the Parent or any Restricted Subsidiary thereof, a copy of (a) any notice or claim to the effect that the Borrower, the Parent or any Restricted Subsidiary is or may be liable to any Person as a result of the release by the Borrower, the Parent, any Restricted Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower, the

Parent or any Restricted Subsidiary, which, in either case, could reasonably be expected to cause a Material Adverse Change;

         (m) Promptly upon the filing thereof, copies of all material registration statements and all annual, quarterly, monthly or other regular reports which the Parent, the Borrower or any Restricted Subsidiary files with the FCC or the Securities and Exchange Commission; and

         (n) Promptly upon request, such other information concerning the condition or operations of the Borrower, the Parent and any of the Restricted Subsidiaries and any of their Affiliates, financial or otherwise, as Administrative Agent or any Lender may from time to time reasonably request.

         6.06. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) to (a) refinance existing Funded Debt of the Borrower and its Restricted Subsidiaries, (b) fund Capital Expenditures of the Borrower and the Restricted Subsidiaries permitted by the terms of this Agreement, and (c) fund certain acquisitions, and (d) use for general working capital purposes.

         6.07. Maintenance of Existence and Assets. The Borrower shall maintain, and shall cause the Parent and each Restricted Subsidiary to maintain, its corporate existence, authority to do business in the jurisdictions in which it is necessary for the Borrower, the Parent or each Restricted Subsidiary to do so, and all Authorizations necessary for the operation of any of their businesses. The Borrower shall maintain, and shall cause the Parent and each other Restricted Subsidiary to maintain, the assets necessary for use in their respective businesses in good repair, working order and condition (normal wear and tear excepted), and make all such repairs, renewals and replacements thereof as may be reasonably required.

         6.08. Payment of Taxes. The Borrower will, and will cause the Parent and all Subsidiaries of the Parent and the Borrower to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.

         6.09.    INDEMNITY.

         (A) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,

LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO OR SUCH PROCEEDING SHALL HAVE ACTUALLY BEEN INSTITUTED), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE), ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE PARENT, THE BORROWER, ANY RESTRICTED SUBSIDIARY OF THE BORROWER OR THE PARENT, ANY OTHER RESTRICTED SUBSIDIARY, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE PARENT, THE BORROWER, ANY RESTRICTED SUBSIDIARY OF THE BORROWER OR PARENT, ANY OTHER RESTRICTED SUBSIDIARY, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, IN EACH CASE RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN PAPERS OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO AND THE MANAGEMENT OF THE ADVANCES BY THE ADMINISTRATIVE AGENT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS INVOLVING A CLAIM BY A PARTICIPANT PURCHASER AGAINST ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (COLLECTIVELY, "INDEMNIFIED MATTERS").

         (B) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE HOLDERS OF THE CAPITAL STOCK OF THE BORROWER ON THE ONE HAND, AND SUCH INDEMNITEE ON THE OTHER HAND, BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES, AS THE CASE MAY BE, OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 6.09 SHALL SURVIVE (I) THE EXECUTION OF THIS AGREEMENT AND (II) ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

         6.10. Management Fees Paid and Earned. The Borrower agrees that no Management Fees will be paid by the Borrower or any Restricted Subsidiary to any Person at any time.

         6.11. Authorizations and Material Agreements. The Borrower shall, and shall cause the Parent and the Restricted Subsidiaries to, obtain and comply in all material respects with all FCC Licenses relating to the Borrower's, the Parent's or the Subsidiaries' businesses. The Borrower shall, and shall cause the Parent and the Restricted Subsidiaries to, obtain and comply in all material respects with all Authorizations relating to such businesses, except to the extent that a failure to do so could not reasonably be expected to cause or result in a Material Adverse Change. The Borrower shall, and shall cause the Parent and all other Restricted Subsidiaries to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain or operate any of their businesses or Properties.

         6.12. Further Assurances. The Borrower shall, and shall cause the Parent and each other Restricted Subsidiary to, make, execute or endorse and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements and other assurances, and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with the Parent or any Restricted Subsidiary's obligations under any of the Loan Papers and the obligations of the Borrower thereunder, or for better assuring and confirming unto Administrative Agent all or any part of the security for any of the Obligations.

         6.13. Year 2000 Compliance. The Borrower will promptly notify Administrative Agent if the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of the Parent's or any of the Borrower's and/or the Parent's Subsidiaries' businesses and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be reasonably expected to cause a Material Adverse Change.

         6.14. Subsidiaries and Other Obligors. The Borrower shall cause each of the Restricted Subsidiaries and the Parent to comply with each provision of this Article VI.

                         ARTICLE VII. NEGATIVE COVENANTS

        So long as the Available Commitment, any Advance, or any portion of the Obligations is outstanding, or the Borrower, the Parent or any Restricted Subsidiary owes any other amount hereunder or under any other Loan Paper:

         7.01. Financial Covenants. The Borrower and the Restricted Subsidiaries shall comply with the following covenants:

         (a) Total Senior Leverage Ratio. At all times during the term hereof, the Total Senior Leverage Ratio shall not be greater than (i) for the period from the Closing Date through June 29, 2000, 2.00 to 1.00, (ii) for the period from June 30, 2000 through September 29, 2000, 1.50 to 1.00, and (iii) for the period from September 30, 2000 through the Maturity Date, 1.25 to 1.00.

         (b) Interest Coverage Ratio. At all times during the term hereof, the Interest Coverage Ratio shall not be less than 2.50 to 1.00.

         (c) Fixed Charges Coverage Ratio. At all times during the term hereof, the Fixed Charges Coverage Ratio shall not be less than 1.25 to 1.00.

         (d) Minimum Operating Cash Flow. The Operating Cash Flow for the immediately preceding two fiscal quarters shall not be less than the Operating Cash Flow amounts for such period as set forth below:

                  Six Month Period Ending      Minimum Operating Cash Flow
                  -----------------------      ---------------------------
                  September 30, 1999           $38,300,000

                  December 31, 1999            $37,400,000

                  March 31, 2000               $32,600,000

                  June 30, 2000                $38,800,000

                  September 30, 2000           $49,600,000


         7.02. Debt. The Borrower shall not, and shall not permit the Parent, any of the other Restricted Subsidiaries or any of the FaciliCom Unrestricted Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of or suffer to exist, any Debt, except (a) Debt under the Loan Papers,
(b) Debt under the Subordinated Notes and other Debt in existence on the date hereof as shown on Schedule 5.08 hereto, and renewals, extensions (but not increases) and refinancings thereof on terms substantially similar thereto and on terms no more restrictive, (c) trade payables incurred and paid in the ordinary course of business, (d) Debt between the Borrower and its Restricted Subsidiaries, and (e) so long as there exists no Default or Event of Default in existence at the time incurred and none is caused thereby, (i) $100,000,000 in Debt constituting Capital Leases outstanding in the aggregate at any one time,
(ii) unsecured subordinated Debt of the Borrower on terms and conditions acceptable to the Administrative Agent and each Lender, subordinated to the Facility pursuant to the subordination language set forth on Schedule 7.02 hereto and not in excess of $25,000,000 at any one time outstanding, (iii) with respect to the Borrower Debt of the Borrower under Interest Hedge Agreements,
(iv) Debt For Borrowed Money not in excess of $5,000,000 secured by a Lien on the Provo, Utah property, (v) no more than $25,000,000 in recourse third- party financing and factoring arrangements outstanding at any one time, (vi) accrued but unpaid Earn-Out Liabilities, (vii) Debt under the FaciliCom Notes and (viii) Debt under the Exchange Indenture issued in exchange for the FaciliCom Notes pursuant to an offer to exchange on terms and conditions acceptable to Administrative Agent.

         7.03. Contingent Liabilities. The Borrower shall not, and shall not permit the Parent, or any of the Restricted Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except Contingent Liabilities under or relating to the Loan Papers, Contingent Liabilities incurred in the ordinary course of business, and Contingent Liabilities described on Schedule 7.03 hereof, and Contingent Liabilities in respect of the World Access Charitable Trust Transaction.

         7.04. Liens. The Borrower shall not, and shall not permit the Parent, or any of the Restricted Subsidiaries to, create or suffer to exist any Lien upon any of its Properties, except Permitted Liens and Liens securing Debt permitted under Section 7.02(e)(i) and (v) hereof. It is specifically acknowledged and agreed that the Borrower shall not, and shall not permit the Parent or any of the Restricted Subsidiaries to, hereafter agree with any Person (other than Administrative Agent) not to grant a Lien on any of its assets.

         7.05. Dispositions of Assets. Except for Permitted Dispositions, the Borrower shall not, and shall not permit the Parent or any of the Restricted Subsidiaries to, sell, lease, assign, or otherwise dispose of any assets of the Borrower or any Restricted Subsidiary, or otherwise consummate any Asset Sale.

         7.06. Distributions and Restricted Payments. The Borrower shall not, and shall not permit the Parent, any Restricted Subsidiary or the FaciliCom Unrestricted Subsidiaries to, make any Restricted Payments, other than (a) any Restricted Payment in the form of a Distribution made by any Restricted Subsidiary or the FaciliCom Unrestricted Subsidiaries to any other Restricted Subsidiary or to the Borrower, (b) other than so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, (i) scheduled cash interest payments required to be paid by WA Telcom Products Co., Inc. under the Subordinated Notes, (ii) issuances of common stock by the Parent in connection with its Earn-Out Liabilities and (iii) Restricted Payments required to be made by the Series A Certificate of Designation as in effect on April 21, 1999, by the Series B Certificate of Designation, and by the Series C Certificate of Designation in the form presented to the Administrative Agent and the Lenders; (iv) issuances of common stock pursuant to Section 8,
Section 10, or Section 11 of the Series A Certificate of Designation, pursuant to Section 8, Section 9, or Section 10 of the Series B Certificate of Designation (and the payment of cash in lieu of fractional shares in each case) and pursuant to Section 6 and Section 7 of the Series C Certificate of Designation (and the payment of cash in lieu of fractional shares in each case) and (v) scheduled cash interest payments required to be paid by World Access, Inc. under the Exchange Notes and (c) other than so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the issuance of Common Stock pursuant to Section 6 or
Section 7 of the Series C Certificate of Designation (and the payment of cash in lieu of fractional shares in each case). To the extent required by the terms of the Credit Agreement (including without limitation Sections 2.04, 2.05, and 7.12), the Lenders consent to the execution by the Parent of the Purchase Agreement and the Registration Rights Agreement (as that term is defined in the Series B Certificate of Designation), the Stock Purchase Agreement, Registration Rights Agreement (as that term is defined in the Stock Purchase


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
Agreement), the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation, the FaciliCom Acquisition and the related Agreement and Plan of Merger dated as of August 17, 1999 and the related registration rights agreement as defined in such Agreement and Plan of Merger and to the performance by the Parent of all of its obligations thereunder. Nothing contained in this Section however shall be construed to permit the Parent to redeem the outstanding shares of Series A Preferred or the Series B Preferred or the Series C Preferred pursuant to Section 5 of the Series A Certificate of Designation or the Series B Certificate of Designation or the Series C Certificate of Designation, or to issue Subordinated Notes pursuant to
Section 10 of the Series A Certificate of Designation.

         7.07. Merger; Consolidation. The Borrower shall not, and shall not permit the Parent or any of the Restricted Subsidiaries to, merge into or consolidate with any Person; provided that any Restricted Subsidiary may be merged or consolidated with or into any other Restricted Subsidiary or with or into the Borrower (so long as the Borrower shall be continuing or surviving corporation).

         7.08. Business. The Borrower shall not, and shall not permit the Parent or any of the other Restricted Subsidiaries to, change the nature of its business as now conducted. The Borrower shall not conduct any business except the ownership and operation of telecommunications equipment manufacturing, long distance, and long-haul carrier businesses. WA Telecom Products Co, Inc. shall not conduct any business except the ownership of Capital Stock of World Access Holdings, Inc. World Access, Inc. shall not conduct any business except the ownership of Capital Stock of WA Telecom Products Co., Inc. and Telco Systems, Inc.

         7.09. Transactions with Affiliates. The Borrower shall not, and shall not permit the Parent or any of the Restricted Subsidiaries to, enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arms'-length basis with a Person that is not an Affiliate.

         7.10. Loans and Investments. The Borrower shall not, and shall not permit the Parent or any of the Restricted Subsidiaries to, make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, or make any acquisition, except (a) Investments in Cash Equivalents, (b) Permitted Acquisitions, (c) provided no Default or Event of Default exists or would result therefrom, Investments in Restricted Subsidiaries that have executed or will execute Loan Papers required by the Administrative Agent, and (d) provided no Default or Event of Default exists or would result therefrom, and with respect to Unrestricted Subsidiaries for which (i) 100% of the Capital Stock of such Unrestricted Subsidiary has not been pledged as Collateral to secure this Agreement and (ii) an opinion of counsel in a form satisfactory to Administrative Agent with respect to the pledge of such Collateral has not been delivered to Administrative Agent, Investments of up to $1,000,000 in any Unrestricted Subsidiary individually and of up to $5,000,000 in the aggregate in all Unrestricted Subsidiaries, (e) provided no Default or Event of Default exists or would result therefrom, Investments of not more than $5,000,000 individually or $25,000,000 in the aggregate (not including any Investments pursuant to the World Access Charitable Trust Transaction) in


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
companies in similar lines of business to those of the Borrower, the Parent or the Restricted Subsidiaries, (f) Investments in Omnia Communications, Inc. and any successor thereto, (g) any Investments pursuant to the World Access Charitable Trust Transaction, (h) other acquisitions described on Schedule 7.10 hereof and (i) Investments up to $30,000,000 in the aggregate over the term of this Agreement in the FaciliCom Unrestricted Subsidiaries.

         7.11. Fiscal Year and Accounting Method. The Borrower shall not, and shall not permit the Parent or any of the Restricted Subsidiaries to, change its fiscal year or method of accounting, except as may be required by GAAP.

         7.12. Issuance of Partnership Interest and Capital Stock; Amendment of Articles and ByLaws. Except in connection with the transactions consummated on or prior to the Closing Date, the Borrower shall not, and shall not permit WA Telecom Products, Inc. or any of the Restricted Subsidiaries to, issue, sell or otherwise dispose of any Capital Stock in such Person, or any options or rights to acquire such partnership interest or capital stock not issued and outstanding on the Closing Date. The Borrower shall not amend its articles of organization or bylaws and the Borrower shall not permit the Parent or any of the other Restricted Subsidiaries to amend its articles of organization or bylaws or partnership agreement, as applicable, except, so long as there exists no Default or Event of Default both prior to and after giving effect to such amendment, and after written notice to the Administrative Agent, the Borrower, the Parent, or any of the other Restricted Subsidiaries may make (i) changes to comply with applicable Law and (ii) changes which would not result in a Material Adverse Change.

         7.13. Change of Ownership. The Borrower shall not, and shall not permit the Borrower or any Restricted Subsidiary to, permit any change in the ownership of the Borrower and each Guarantor (other than World Access, Inc.) from the ownership thereof as of the date hereof as disclosed on Schedule 5.01 hereto other than a transfer to the Borrower or any other Restricted Subsidiary in which the Borrower or such Restricted Subsidiary is the surviving entity.

         7.14. Sale and Leaseback. Other than a transaction with respect to the Borrower's real property located at Provo, Utah, the Borrower shall not, and shall not permit any of the Parent, or the Restricted Subsidiaries to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         7.15. Compliance with ERISA. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower or the Parent to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the Borrower, the Parent or any Subsidiary of the Borrower or the Parent, or any member of their Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Administrative Agent) liability of any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower, or any member of their Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan


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
so as to result in any material (in the opinion of Administrative Agent) liability to any of the Borrower, the Parent or any Subsidiary of the Parent or the Borrower, or any member of their Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Administrative Agent) liability to any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower, or any member of their Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of each of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower, or any member of their Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         7.16. Rate Swap Exposure. The Borrower shall not enter into or become liable in respect of any Interest Hedge Agreement pursuant to which the aggregate amount subject to such Interest Hedge Agreements exceeds the aggregate principal amount of all Advances.

         7.17. Restricted Subsidiaries and Other Obligors. The Borrower shall not permit the Parent or any of its Restricted Subsidiaries to violate any provision of this Article VII.

         7.18. Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit the Parent or any Restricted Subsidiary to, other than in connection with the Subordinated Notes and the FaciliCom Notes, or the World Access Charitable Trust Transaction, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of Debt, (b) the granting of Liens, (c) the making or granting of Guarantees,
(d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, (g) transfers or sales of property or assets (including Capital Stock) by the Parent, the Borrower or any of the Restricted Subsidiaries, or (h) the making of Investments or acquisitions.

         7.19. Amendment of Material Agreements. The Borrower and the Parent shall not, and shall not permit any Restricted Subsidiary to, amend, waive or consent to any deviation from any provision of any documentation or agreements of the (i) World Access Indenture in any manner that is both material and adverse to the interests of the Lenders, (ii) Subordinated Notes in any manner that is both material and adverse to the interests of the Lenders, (iii) FaciliCom Indenture in any manner that is both material and adverse to the interests of the Lenders, (iv) Series A Certificate of Designation in any manner that is both material and adverse to the interests of the Lenders, (v) Series B Certificate of Designation in any manner that is both material and adverse to the interests of the Lenders, (vi) Series C Certificate of Designation in any manner that is both material and adverse to the interests of the Lenders, (vii) FaciliCom Notes in any manner that is both material and adverse to the interests of the Lenders, (viii) Exchange Indenture in any manner that is both material



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
and adverse to the interests of the Lenders, or (vii) Exchange Notes in any manner that is both material and adverse to the interests of the Lenders.

                         ARTICLE VIII. EVENTS OF DEFAULT

         8.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

         (a) The Borrower shall fail to pay (i) any principal on any Note when due; or (ii) any interest on any Note within three days after the same becomes due; or (iii) any Commitment Fees, other fees, or other amounts payable under any Loan Paper within five days after the same becomes due;

         (b) Any representation or warranty made or deemed made by the Borrower, the Parent or any Restricted Subsidiary (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (c) The Borrower, the Parent or any Restricted Subsidiary shall fail to perform or observe any term or condition contained in Article VI hereof (except Section 6.05(f) hereof) which is not remedied within thirty days after the earlier of (i) actual knowledge of such breach by the Parent, the Borrower or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

         (d) The Borrower, the Parent or any Restricted Subsidiary shall fail to perform or observe any term or covenant contained in Article VII hereof or in Section 6.05(f) hereof;

         (e) The Borrower, the Parent or any Restricted Subsidiary shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 8.01(a), (b), (c) and (d) hereof which is not remedied within thirty days after the earlier of (i) actual knowledge of such breach by the Borrower, the Parent or any of the Restricted Subsidiaries of such breach and (ii) written notice from Administrative Agent or any Lender of such breach;

         (f) (i) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the Borrower, the Parent or any Restricted Subsidiary signatory thereto, or not be in full force and effect, or shall be declared to be null and void; (ii) the validity or enforceability of any Loan Paper shall be contested by the Borrower, the Parent, or any Restricted Subsidiary; (iii) the Borrower, the Parent or any Restricted Subsidiary shall deny that it has any or further liability or obligation under its respective Loan Papers; or(iv) any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;



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         (g)      Any of the following shall occur: (i) any of the Parent, the
Borrower or any Subsidiary of the Parent or the Borrower shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver or liquidator of it or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower under any Debtor Relief Law, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings and such petition, application or proceedings shall continue undismissed for 30 days or such order, judgment or decree shall continue unstayed and in effect for 30 days; (iv) any final order, judgment or decree shall be entered in any proceedings against any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower decreeing its dissolution; (v) any final order, judgment or decree shall be entered in any proceedings against any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower decreeing its split-up which requires the divestiture of a substantial part of its assets; or (vi) any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver or liquidator of it or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower under any Debtor Relief Law, whether now or hereafter in effect;

         (h) (i) Any of the Borrower, the Parent or any Restricted Subsidiary shall fail to pay any Debt or Contingent Liability of $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Contingent Liability; (ii) any of the Borrower, the Parent or any Restricted Subsidiary shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt or Contingent Liability; or (iii) any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (i) Any of the Borrower, the Parent or Restricted Subsidiary shall have any judgment(s) outstanding against it for the payment of $5,000,000 or more, and such judgment(s) shall remain unstayed, in effect, uncontested and unpaid for a period of 30 days;

         (j) (i) Any Authorization necessary for the ownership or essential for the operation of any of the interstate or intrastate telecommunications systems or networks operated by the Parent, the Borrower or any Restricted Subsidiary shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations; (ii) any Authorization necessary for the ownership or essential for the operation of any


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of the Parent's, the Borrower's or the Restricted Subsidiaries' businesses shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; (iii) the FCC shall have issued, on its own initiative and not upon the complaint of or at the request of a third party, any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any License or Authorization necessary for the ownership or essential for the operation of the Borrower's, the Parent's or the Restricted Subsidiaries' businesses, or (iv) in any non-comparative license renewal proceeding or license revocation proceeding initiated by the FCC upon the complaint of or at the request of a third party or any comparative (i.e., multiple applicant) license renewal proceeding, in each case involving any License or Authorization necessary for the ownership or essential for the operation of such business; or (v) any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Parent, the Borrower or any Restricted Subsidiary lacks the basic qualifications to own or operate its business or is not deserving of a renewal expectancy, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review;

         (k) Any of the Parent, the Borrower or any Subsidiary of the Parent or the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000;

         (l) The Parent, the Borrower, any Subsidiary of the Parent or the Borrower, or any ERISA Affiliate, shall have been notified by the sponsor of a Multiemployer Plan that such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof, the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $5,000,000;

         (m) The Borrower, the Parent or any Restricted Subsidiary shall be required under any Environmental Law (i) to implement any remedial, neutralization or stabilization process or program, the cost of which could constitute a Material Adverse Change, or (ii) to pay any penalty, fine or damages in an aggregate amount of $5,000,000 or more;

         (n) (i) Any Property (whether leased or owned) of any of the Borrower, the Parent or any Restricted Subsidiary, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could constitute a Material Adverse Change; or (ii) any of the Borrower, the Parent, or any Restricted Subsidiary shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including, without limitation, past or present treatment, storage, disposal or release of


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
Hazardous Materials into the environment, if the failure to obtain or maintain the same could constitute a Material Adverse Change;

         (o) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral (subject to Permitted Liens) purported to be covered thereby, and the value of such Collateral, singly or in the aggregate, equals or exceeds $5,000,000;

         (p)      The occurrence of any Change of Control;

         (q) (i) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Tribunal, seeking to cause the Borrower, the Parent or any Restricted Subsidiary to divest a significant portion of its assets or the Capital Stock of any of the Parent, the Borrower or any Restricted Subsidiary pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture could reasonably be expected to cause a Material Adverse Change, or
(ii) a warrant of attachment or execution or similar process shall be issued or levied against Property of the Parent, the Borrower or any Restricted Subsidiary which, together with all other such Property of the Borrower, the Parent and the Restricted Subsidiaries subject to other such process, exceeds in the aggregate $5,000,000 in value, and if such judgment or award is not insured or, within 60 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (r) (i) Any civil action, suit or proceeding shall be commenced against any of the Borrower, the Parent or any Restricted Subsidiary under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO"), and such suit shall be adversely determined by a court of applicable jurisdiction resulting in a judgment against the Borrower, the Parent or any Restricted Subsidiary in excess of $5,000,000; or (ii) any criminal action or proceeding shall be commenced against any of the Borrower, the Parent or any Restricted Subsidiary under any federal or state racketeering statute (including, without limitation, RICO);

         (s) There shall exist any Event of Default relating to the Subordinated Notes, the FaciliCom Notes, under the World Access Indenture or the FaciliCom Indenture; or

         (t) Any of the Parent, the Borrower or any of their Subsidiaries shall fail to be Year 2000 Compliant.

         8.02.    Remedies Upon Default. If an Event of Default described in
Section 8.01(g) hereof shall occur with respect to the Parent, the Borrower or any Subsidiary of the Parent or the Borrower, the Available Commitment shall be immediately terminated and the aggregate unpaid principal


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
balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the immediately foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to the Borrower, and Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

         (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate or notice of any other kind (except notices specifically provided for under Section 8.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

         (b)      Terminate the Available Commitment;

         (c) Reduce any claim of Administrative Agent and Lenders to judgment; or

         (d) Exercise any Rights afforded under any Loan Papers or by Law, including, without limitation to the UCC, in equity or otherwise.

         8.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

         8.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

         8.05. Performance by Administrative Agent or any Lender. Should any covenant of any of the Borrower, the Parent or the Restricted Subsidiaries fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such Person. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and neither shall ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for


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
the performance of any duties or covenants of any of the Borrower, the Parent or the Restricted Subsidiaries.

         8.06. Expenditures. The Borrower shall reimburse Administrative Agent and each Lender for any sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 2.0%, and (b) the Highest Lawful Rate, from the date spent until the date of repayment by the Borrower.

         8.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any of the Borrower, the Parent or the Restricted Subsidiaries, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

                      ARTICLE IX. THE ADMINISTRATIVE AGENT

         9.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent deems appropriate on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including, without limitation, enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 10.01), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the Ratable or individual account of any Lender.

         9.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower or any of the Restricted Subsidiaries), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Papers on the part of the Borrower, the Parent or the Restricted Subsidiaries or to inspect the Property (including the books and records) of the Borrower, the Parent or the Restricted Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         9.03. Bank of America, N. A. and Affiliates. With respect to its Available Commitment, its Advances, its Specified Percentage and any Loan Papers, Bank of America, N. A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. Bank of America, N. A. and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, any of the Borrower, the Parent or the Restricted Subsidiary, any Affiliate thereof, and any Person who may do business therewith, all as if Bank of America, N. A. were not Administrative Agent and without any duty to account therefor to any Lender.

         9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.04 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         9.05. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, Ratable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, Ratable, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys'

fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 9.05 shall survive the termination of this Agreement.

         9.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                            ARTICLE X. MISCELLANEOUS

         10.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, or any other Loan Papers, nor consent to any departure by the Borrower, the Parent or the Restricted Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the consent of Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (and the result of action or failure to take action shall not), unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Available Commitment or the Letter of Credit Commitment, (b) reduce any principal, interest, fees or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 8.01(a) hereof, or change the pro rata sharing of payments, (c) postpone any date fixed for any payment of principal, interest, fees or other amounts payable hereunder, (d) release any Collateral or Guaranties securing any Person's obligations hereunder, other than releases specifically contemplated hereby and by the Loan Papers, including, without limitation, releases of assets that have been sold or transferred as specifically permitted hereby or by the Loan Papers, or (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder. No amendment, waiver or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

         10.02.   Notices.

         (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

If to the Borrower:

                  c/o World Access, Inc.
                  2240 Resurgens Plaza
                  945 E. Paces Ferry Road
                  Atlanta, Georgia 30326

                  Attention: Treasurer
                  Telephone No.:  (404)231-2025
                  Facsimile No.:  (404)365-9847

         With a Copy to:

                  Long Aldridge & Norman LLP
                  Suite 5300
                  303 Peachtree Street, N.E.
                  Atlanta, Georgia 30308

                  Attention: H. Franklin Layson
                  Telephone No.: (404) 527-4000
                  Facsimile No.: (404) 527-4198

If to Administrative Agent:

               Bank of America, N.A.
               901 Main Street, 64th Floor
               Dallas, Texas  75202

               Attention:             Todd Shipley
               Telephone No.:         (214) 209-1078
               Facsimile No.:         (214) 209-9390

        With a Copy to:

               Donohoe, Jameson & Carroll, P.C.
               3400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas  75270

               Attention:             Michael Cuda
               Telephone No.:         (214) 698-3867
               Facsimile No.:         (214) 744-0231

If to any Lender, to its address set forth below opposite its signature or on any Assignment and Acceptance or amendment to this Agreement or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 10.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II and agrees to indemnify and hold harmless Administrative Agent


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
and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses resulting, directly or indirectly, from acting upon any such notice.

         10.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
10.04 hereof. Neither the Borrower, the Parent or any Restricted Subsidiary may assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of Administrative Agent.

         10.04.   Assignments and Participations.

         (a) Subject to the following sentence, each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as
(i) each assignment shall be of a constant, and not a varying, percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent (and, so long as the Bond Letter of Credit is outstanding and issued by Bank Austria AG, the prior written consent of Bank Austria Creditanstalt Corporate Finance, Inc.), which consent shall not be unreasonably withheld, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent, and (iv) no such assignment is for an amount less than the lesser of the total amount of the Available Commitment or $5,000,000. Within five Business Days after Administrative Agent receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Available Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

         (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 10.01(a), (b), (c) and (d), (v) each of the Borrower, the Parent, Restricted Subsidiaries, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers, and (vi) no such participation is for an amount less than the lesser of the total amount of the Available Commitment or $5,000,000.

         (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower, the Parent or any Restricted Subsidiary furnished to such Lender by or on behalf of any of the Borrower, the Parent or any Restricted Subsidiary.

         (d) Notwithstanding any other provision set forth in this Agreement, each Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         10.05. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Ratable share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment Ratable with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a Ratable share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         10.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 10.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

         10.07.   Costs, Expenses, and Taxes.

         (a) The Borrower agrees to pay on demand (i) all costs and expenses of Administrative Agent and the Issuing Bank (with respect solely to the Letters of Credit issued by it) in connection with the preparation and negotiation of all Loan Papers, including, without limitation, the reasonable fees and out-of-pocket expenses of Special Counsel and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with administration, interpretation, modification, amendment, waiver, or release of any Loan Papers and any restructuring, work-out or collection of any portion of the Obligations or the enforcement of any Loan Papers.

         (b) In addition, the Borrower shall pay any and all stamp, debt and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in paying or omission to pay any Taxes in accordance with this Section 10.07, including any penalty, interest and expenses relating thereto. All payments by the Borrower or any Restricted Subsidiary under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.07 shall survive the execution of this Agreement, termination of the Available Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

         10.08. Indemnification by the Borrower. The Borrower shall indemnify, defend and hold harmless Administrative Agent, each Lender and their respective Affiliates, directors, officers, agents, employees and representatives, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of any Loan Papers (including in connection with or as a result, in whole or in part, of the negligence of any of them), any transaction related hereto or thereto, or any act, omission or transaction of the Borrower, the Parent or any Restricted Subsidiary and their respective Affiliates, or any of their directors, partners, officers, agents, employees or representatives; provided, however, that neither Administrative Agent nor any Lender shall be indemnified, defended and held harmless pursuant to this Section 10.08 to the extent of any losses or damages which the Borrower proves were caused by the indemnified party's willful misconduct or gross negligence.

         10.09. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such, and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each of the Borrower, the Parent or any Restricted Subsidiary, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 10.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         10.10. Severability. If any provision of any Loan Papers is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

         10.11. Exceptions to Covenants. Neither the Borrower, nor the Parent, nor any Restricted Subsidiary shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         10.12. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         10.13.   GOVERNING LAW; WAIVER OF JURY TRIAL.

         (A) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 10.14 HEREOF, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS OR ANY RELATED MATTERS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         (B) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 10.13 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         10.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.15. Joint and Several Obligations. The Borrower and the Lenders agree that the obligations and duties of the Borrower hereunder and under the Loan Papers shall be joint and several in all instances.

         10.16. No Novation. The Agreement is a renewal, extension, amendment and restatement of the Existing Credit Agreement, and is not a novation of the Obligations (as defined in the Existing Credit Agreement). The execution, delivery and effectiveness of this Agreement and the other Loan Papers shall not discharge or release the Lien or priority of any of the Loan Papers (as defined in the Existing Credit Agreement) which shall remain valid, binding and enforceable Liens against the Borrower and each of the other Persons which granted such Liens.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                                               WORLD ACCESS HOLDINGS, INC.


                                               By: /s/ Michael F. Mies
                                                  -----------------------------
                                               Its:Vice President and Treasurer
                                                   ----------------------------


                                               TELCO SYSTEMS, INC.




                                               By: /s/ Michael F. Mies
                                                  -----------------------------
                                               Its:Vice President and Treasurer
                                                   ----------------------------

ADMINISTRATIVE AGENT:
                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent




                                         /s/ Todd Shipley
                                         -----------------------------------
                                    By:  Todd Shipley
                                    Its: Managing Director


SYNDICATION AGENT:
                                    FLEET NATIONAL BANK, as Syndication Agent




                                         /s/ Michael S. Barclay
                                         -----------------------------------
                                    By:  Michael S. Barclay
                                         -----------------------------------
                                    Its: Vice President
                                         -----------------------------------


DOCUMENTATION AGENT:
                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC., as Documentation
                                    Agent




                                         /s/ William E. McCollum, Jr.
                                         -----------------------------------
                                    By:  William E. McCollum, Jr.
                                         -----------------------------------
                                    Its: Vice President
                                         -----------------------------------


                                         /s/ Robert M. Biringer
                                         -----------------------------------
                                    By:  Robert M. Biringer
                                         -----------------------------------
                                    Its: Executive Vice President
                                         -----------------------------------

LENDERS:
                                       BANK OF AMERICA, N.A.,
                                       individually as Lender

Specified Percentage: 60.0000000000%



                                            /s/ Todd Shipley
                                       -----------------------------------------
                                       By:  Todd Shipley
                                       Its: Managing Director

                                      FLEET NATIONAL BANK,
                                      individually as Lender

Specified Percentage: 25.0000000000%



                                            /s/ Michael S. Barclay
                                            -----------------------------------
                                       By:  Michael S. Barclay
                                            -----------------------------------
                                       Its: Vice President
                                            -----------------------------------

                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC., individually as
                                    Lender

Specified Percentage: 15.0000000000%



                                         /s/ William E. McCollum, Jr.
                                         -----------------------------------
                                    By:  William E. McCollum, Jr.
                                         -----------------------------------
                                    Its: Vice President
                                         -----------------------------------


                                         /s/ Robert M. Biringer
                                         -----------------------------------
                                    By:  Robert M. Biringer
                                         -----------------------------------
                                    Its: Executive Vice President
                                         -----------------------------------



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